AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 2001
                                                      REGISTRATION NO. 333-60326


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                 AMENDMENT NO. 1
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       TEMPORARY FINANCIAL SERVICES, INC.
                 (Name of small business issuer in its charter)


          WASHINGTON                        7360                  91-2084501
(State  or  jurisdiction  of     (Primary Standard Industrial  (I.R.S. Employer
incorporation  or  organization)  Classification Code Number)   Id. No.)

    200 N. MULLAN, SUITE 213, SPOKANE, WA 99206      TELEPHONE:(509) 340-0273
          (Address and telephone number of principal executive offices)

                   200 N. MULLAN, SUITE 213, SPOKANE, WA 99206
(Address of principal place of business or intended principal place of business)

                               GREGORY B. LIPSKER
                        601 W. MAIN AVE. SPOKANE, WA 99201
            (509) 455-9077 (TELEPHONE)     (509) 624-6441 (FACSIMILE)
            (Name, address and telephone number of agent for service)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.     [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.          [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.          [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
Title of each     Dollar         Proposed          Proposed
class of Shares   amount to      maximum offering  maximum aggregate  Amount of
to be registered  be registered  price per unit    offering price     registration fee
Common  Stock,      $4,000,000        $5.00          $4,000,000         $1,000.00
$0.001 par value

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     PROSPECTUS
     TEMPORARY  FINANCIAL  SERVICES,  INC.
     (A  Washington  Corporation)
     $4,000,000

     800,000  SHARES
     PRICE:  $5.00  PER  SHARE

This is an initial public offering of up to 800,000 Shares of Temporary Financial Services, Inc. Common Stock. We will use the proceeds from this offering for lending, investment, and working capital. Our business plan will focus on providing accounts receivable financing, investment capital, and services to businesses in the temporary staffing industry. Before this Offering, there has been no public market for any of our Shares. Upon completion of this Offering, we intend to make application to have our stock quoted on the NASDAQ supervised OTC Bulletin Board.

We are bearing all costs incurred in the registration of these Shares, including the Underwriter's non-accountable expense allowance, attorney's fees, accounting fees, filing fees, and printing and distribution fees estimated at $89,000 if the maximum offering is sold ($29,000 if the minimum offering is sold). Public Securities has agreed to act as Underwriter in this offering and will offer the Shares to interested investors on a "best efforts" basis. We will pay the Underwriter a 10% commission on the gross proceeds from the sale of the Shares (except for shares sold to existing shareholders on which no commissions will be paid). The Underwriter may enter into agreements with other selected dealers who will be members of the National Association of Securities Dealers, Inc. The underwriter may offer a selling concession to Selected Dealers for their participation in the offering. Until the minimum offering amount is reached, all proceeds from sales of the Shares will be placed in an Impound Account with Sterling Savings Bank, Spokane, Washington. If the minimum offering amount is not received by December 31, 2001, all proceeds will be refunded to investors without deduction for offering costs and without interest.

THE SHARES OFFERED ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK TO PUBLIC INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" AT PAGE 5. THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR EARNINGS OR BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

Neither the United States Securities and Exchange Commission nor any State Securities Agency has approved or disapproved of these securities, nor has any such regulatory body reviewed this prospectus for accuracy or completeness. Any representation to the contrary is a criminal offense.

                 Shares     Offering   Offering       Net       Proceeds
                 Offered    Price      Commissions   Costs     to  Company

     Minimum     200,000     $5.00     $100,000     $30,000     $  870,000
     Maximum     800,000     $5.00     $400,000     $60,000     $3,540,000


August ____, 2001 PROSPECTUS SUMMARY

     This summary highlights information contained in this Prospectus. Investors should read the entire Prospectus, including the financial statements, carefully. This Prospectus describes risks of investment that should be fully considered by each investor prior to investing. See "Risk Factors" at Page 5.

EXECUTIVE  OFFICE

     Our executive offices are located at 200 North Mullan, Suite 213, Spokane, Washington 99206. You may contact us by telephone at (509) 340-0273, by facsimile at (509) 340-0277, or by E-Mail at TFS@tempfs.com.

BUSINESS  OF  THE  ISSUER

     Temporary Financial Services, Inc. is a start-up company engaged in various aspects of the temporary staffing industry. We lend money to temporary staffing businesses for accounts receivable financing, we invest growth capital in temporary staffing businesses, and we provide value added services to temporary staffing businesses. We intend to fuel long-term growth by expanding our customer base through existing contacts in the temporary staffing industry. We cannot provide any assurances that our efforts to expand our customer base and implement our business plan will be successful. This offering, if successful, will provide additional capital to fund loans and investments to temporary staffing businesses, as well as working capital to fund our facilities, personnel and infrastructure requirements.

     The typical target customer for accounts receivable financing will be an operator of a small temporary staffing business that has a sufficient track record and/or experience to support the lending or investment decision. We have established lending criteria designed to minimize the credit risks associated with our lending activities. These criteria include, among other things, assessment of the operator's capabilities, minimum business capitalization requirements, maintenance of an adequate accounts receivable borrowing base, and a requirement for timely reporting of financial information to demonstrate ongoing compliance with loan covenants. We use appropriate loan documents to record the terms of the loan and require security for repayment. Security will consist of a UCC lien filing on all assets of the borrower, and the use of personal guarantees and pledges where appropriate. Revenues from accounts receivable financing will come from an administrative fee and a percentage charge against the sales of the borrower. The typical temporary staffing business borrower will receive a weekly advance against the available borrowing base, net of the administrative fees and loan charges due to us. All collections of accounts receivable will be deposited into a bank account that we control or an account subject to a lock box arrangement.

     We will make decisions to invest in temporary staffing businesses by applying criteria similar to the standards we have established for our lending activities. The quality of the operator will be a significant factor in the investment analysis, but we will look at all available information for indications of the likelihood the operator will succeed. Investments will be made through our wholly-owned subsidiary, Temps Unlimited, Incorporated. Generally, investments will be structured as minority investments, and will, in most instances be limited to 20% equity or less. We expect to use up to 20% of the net proceeds of this offering for investment opportunities, and investments may comprise up to 20% of our business. In some cases, the investment will be made to facilitate the start-up of new temporary staffing businesses, and in other instances, the investment may be made to facilitate expansion of an existing operation through the opening of additional locations in a given geographical area. Each investment will be structured to provide a profits interest in the business, and when appropriate, preferential repayment or liquidation rights will be negotiated.

     We may provide additional services to our loan customers and the businesses we have invested in. These services may include weekly bookkeeping services, accounts receivable collection assistance, business management advisory services, and operational assistance. These services will afford us the opportunity to observe operational issues first hand and may point out business issues with particular customers while the issues can still be readily addressed. We believe that this aspect of our business will help to distinguish us from the competition, and will also allow us to better monitor our loans and investments. We expect that this will yield better long-term results than if the value added services were not available. In addition to these services, we are also considering licensing temporary staffing software that could be made available to our temporary staffing customers. We may also evaluate facility purchase or rental and leaseback arrangements when appropriate to a given operator's circumstances. We expect that other services will also be developed as our business grows.

     Our initial business focus will be directed at the temporary staffing industry. Our management has many years of experience in this industry, and we believe that there is sufficient temporary staffing business available to keep us busy for the foreseeable future. Other opportunities will, however, develop from time-to-time, and we intend to evaluate these other opportunities as they arise. Decisions about other opportunities will be made after a thorough
evaluation   of  the  specific   opportunity  presented.  We  will   review  the
prospective fit of the new business opportunity with the existing business strategy, and we will consider the impact on long-term business prospects before moving ahead on a new opportunity outside of our temporary staffing industry core. We have not identified any other business opportunities at this time.

OFFERING  TERMS

     Public Securities, Inc. has agreed to act as Underwriter on our offering of a minimum of 200,000 and a maximum of 800,000 Shares at a price of $5.00 per Share. The Shares are offered for cash only. See "Plan of Distribution" at Page 5.

CAPITAL  STOCK  OUTSTANDING

                       As  of              Assuming  Minimum   Assuming  Maximum
     Class             March  31, 2000     Offering Amount     Offering Amount
     -------------     ---------------     ---------------     ---------------
     Common Shares          350,000             550,000           1,150,000

IMPOUND  OF  FUNDS

     All funds received from the sale of Shares will be held in impound with Sterling Savings Bank, Spokane, Washington, until the minimum Offering amount of $1,000,000 has been deposited and collected. If less than $1,000,000 is received from the sale of Shares by the close of business on December 31, 2001, the Offering will be terminated and all proceeds will be promptly refunded to purchasers by the impound agent with interest and without any discount for Offering expenses.

USE  OF  PROCEEDS

     The following table sets forth information concerning the estimated use of proceeds from the Offering. The exact allocation of net proceeds may be adjusted in our sole discretion as good business judgment dictates.

                              Minimum  Raised          Maximum  Raised
                           ---------------------  -------------------------
Gross  Offering  Proceeds  $1,000,000     100.0%  $4,000,000      100.0%
                           ===========  ========  ===========  ============

Underwriter's Commissions     100,000     10.0%     400,000     10.0%
Underwriter's
  Non-accountable Expenses     10,000      1.0%      40,000      1.0%
Offering  Costs                 9,000      0.9%       9,000      0.2%
Professional  Fees              8,000      0.8%       8,000      0.2%
Travel                          3,000      0.3%       3,000      0.1%
                           -----------  --------  -----------  ------------

Total  Offering  Costs     $  130,000     13.0%   $  460,000      11.5%
                           -----------  --------  -----------  ------------
Estimated Net Offering
  Proceeds                 $  870,000     87.0%   $3,540,000      88.5%

Receivable  Financing         620,000     62.0%     2,515,000     62.9%
Investment  Opportunities     150,000     15.0%       625,000     15.6%
Marketing  Costs                5,000      0.5%        25,000      0.6%
Development  of  Services      10,000      1.0%        10,000      0.2%
Personnel  Costs                   -0-     0.0%        75,000      1.9%
Working  Capital               85,000      8.5%       290,000      7.3%
                           -----------  --------  -----------  ------------
Total Uses of Net
  Offering Proceeds        $  870,000     87.0%   $3,540,000      88.5%
                           ===========  ========  ===========  ============

RISK  FACTORS

     Investing in the company involves a high degree of risk and should only be considered by individuals who have no need for liquidity and can afford a complete loss of all monies they invest. SEE "RISK FACTORS" ON PAGE 5.

                                  RISK FACTORS

AN INVESTMENT IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. PROSPECTIVE PURCHASERS SHOULD CONSIDER THE FOLLOWING SIGNIFICANT FACTORS IN CONNECTION WITH OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE THE SECURITIES OFFERED.

GENERAL  RISKS  OF  INVESTING  IN  THIS  OFFERING

RISKS OF INVESTING IN A START-UP. We are a newly formed company with limited operating history and limited operating results. Investors in this offering are being asked to purchase the shares in reliance on managements abilities to implement the business plan and make a success of the business. No assurances can be given that management will be able to accomplish the process of taking the business opportunity from concept to successful operations.

DEPENDENCE ON KEY PERSONNEL. Our success depends to a great extent upon the continued services of the President and other members of executive Management. Mr. Coghlan and Mr. Enget are the only members of management with significant experience in the temporary labor industry. The loss of either Mr. Coghlan's or Mr. Enget's services could have a significant negative impact on our ability to achieve our business goals. Our success will also be dependent upon our ability to locate and hire qualified staff.

     RELINQUISHMENT OF CONTROL. The Company currently has 350,000 shares of common stock issued and outstanding. All officers and directors as a group own 180,500 of the outstanding shares. If this offering is fully funded, and assuming that officers and directors do not purchase shares in this offering, all officers and directors as a group will own 180,500 (16%). If the offering is funded to the minimum level, all officers and directors as a group will own 180,500 (33%). As a result, the current officers and directors will not have control of the Company following completion of the offering, and the Company. Lack of control could result in shareholder initiatives that change the management and/or direction of the Company, and a change in management or direction could have an impact on the long term success of the business. This creates additional risk for investors in this offering. Officers and directors of the Company have indicated that they may purchase shares in the offering although the level of participation is uncertain. If the officers and directors purchase shares in this offering, the percentage of ownership of all officers and directors as a group will change.

     PURCHASES BY MANAGEMENT. Shares may be purchased by Management, their affiliates, or by other persons who may receive fees or other compensation or gain dependent upon the success of this Offering. Such purchases will be counted in determining whether the required minimum level of purchases has been met. Investors, therefore, should not consider that the sale of enough Shares to reach the specified minimum indicates that such sales have been made to investors who have no financial or other interest in the Offering, or who otherwise are exercising independent investment discretion.

     The sale of the specified minimum, while necessary to the business operations, is NOT designed as a protection to investors or to indicate that other unaffiliated investors share their investment decision. Because purchases by Management, its affiliates, and other persons who may receive fees or other compensation or gain dependent upon the success of the Offering may be substantial, no individual investor should place any reliance on the sale of the specified minimum as an indication of the merits of this Offering. Each investor must make his own investment decision as to the merits of this Offering.

     NO EMPLOYMENT AGREEMENTS. We do not have employment agreements with any of our key personnel. If we lost the services of any of our key personnel, our business could be adversely affected.

     NO CERTAINTY OF RETURN ON INVESTMENT. No assurance can be given that purchasers of the Shares will realize a return on their investment. As a result of the uncertainty and risks associated with our operations, investors may lose their entire investments.

     DILUTION. Purchasers of Shares will experience immediate and substantial dilution in the net tangible book value of their investment. Prior to this offering, the net tangible book value per share of our company is $2.08. After the offering, if the maximum number of shares offered are sold, the net tangible book value per share will be $3.71 and investors in this offering will suffer immediate dilution of $1.29 (26%) per share. If the minimum number of shares offered in this offering are sold, the book value per share will be $2.90 and investors in this offering will suffer immediate dilution of $2.10 (42%) per share.

     ARBITRARY OFFERING PRICE. The price at which our shares are being offered has been arbitrarily determined by us and bears no relationship to our assets, book value, operations, net worth or to any other recognized criteria of value. In arbitrarily determining the offering price, we have taken into consideration such matters as our current financial resources, our assets, our cash requirements for a one-year period, and the general conditions of the securities markets. Since the offering price has been arbitrarily determined, market forces may ascribe a higher or lower valuation for our shares, taking into account our assets, book value, operations and net worth or any other recognized criteria of value and the laws of supply and demand in general.

     LACK OF LIQUIDITY. There is presently no market for the Shares. There can be no assurance that an actively traded market will exist after completion of this Offering.

     DISCRETION OVER USE OF PROCEEDS. The uses of the net offering proceeds are set out in this Prospectus under "Uses of Proceeds" at page 19. The uses indicated are intended to allow the Company to meet the business objectives established in our business plan. See "Business" at page 10. We have retained discretion to change our uses of proceeds consistent with good business practices. This discretion raises additional risks to investors in this offering. If we change the uses of proceeds, investors will have invested in a company without the benefit of an opportunity to review the intended uses of proceeds before investment. Any changes we make to the uses of proceeds could affect the Company's chances for long term success.

     RISKS OF OWNING PENNY STOCKS. Following completion of this offering, investors that purchase shares will own a stock that may be classified a penny stock under the Rules and Regulations of the Securities and Exchange Commission. Penny stocks are subject to additional controls that could limit the value of the shares in the secondary trading markets. For instance, if a broker dealer is the sole market maker in our shares, that broker dealer must disclose the fact that it has presumed control over the market and must provide monthly account statements showing the value of each penny stock held in the customer's account. These requirements may be considered cumbersome by the broker dealer and could impact the willingness of the broker dealer to make a market in the shares, or could affect the value at which the shares trade. Classification of the shares as penny stocks increases the risk of an investment in the shares.

RISKS  ASSOCIATED  WITH  LENDING  ACTIVITIES.

     LACK OF EXPERIENCE IN ASSESSING CREDIT RISK. We do not have significant experience in performing credit risk assessments of prospective borrowers. If we incorrectly assess the credit worthiness of a borrower, the collection of loans made to that borrower could be jeopardized.

     LACK OF CONTROL OVER BORROWER'S BUSINESS. We intend to finance accounts receivable for businesses that we do not control. As a result, we will not be in a position to direct the business practices of the borrowers. If the borrowers make decisions that we consider inadvisable, or face operational problems that increase the lending risk, our recourse will be limited to termination of our lending agreement at a time when termination could further increase the lending risk. This lack of control could impact the likelihood that our loans will be repaid.

     SECURITY FOR LOANS MAY BE INADEQUATE. We will require security, pledge, and/or personal guaranty agreements on the loans that we make. For most, if not all of our loans, our primary security will be the accounts receivable of the borrowers. If borrowers experience a high rate of uncollectible accounts, the accounts receivable lending base could be inadequate to cover the outstanding loans in the event of default by the borrower. If the accounts receivable are inadequate, and other forms of collateral securing the debt are not sufficient, we could suffer losses on our loan portfolio.

     UNSEASONED BORROWERS. We intend to lend to businesses that are either recently or newly formed, and these borrowers will have limited or non-existent operating history on which to base the assessment of credit risk. This factor will increase the likelihood that we will lend to businesses that will experience operational difficulties in the future, and we could suffer loan portfolio losses as a result.

     COMPETITION  FOR  BORROWERS.   The competition for qualified borrowers will
be significant. There are many lenders with more experience and financial resources than us and they will be seeking the same borrowers that we intend to pursue. If our loan fees and rates are higher or our services are less comprehensive than the competition, we may not succeed with the lending activities of our business plan. We may also be limited to a class of borrower that is less qualified and of higher credit risk than we might otherwise choose to do business with. These factors will impact the success of our lending operations.

     CAPITAL AVAILABLE FOR LOANS WILL BE LIMITED. Our lending activities will require significant amounts of capital. If this offering is fully funded, we intend to commit up to $2,515,000 of the offering proceeds to accounts receivable financing. While this is a significant portion of our total capitalization, in our intended business of financing accounts receivable, it is a very small amount of funds. A typical temporary labor business that we might lend to could average $15,000 to $50,000 of accounts receivable per week. This could result in a borrowing need of $60,000 to $200,000 under a revolving accounts receivable financing arrangement. A large temporary labor office, or a controlled group of offices, could require substantially more financing. As a result, the number of borrowers that we can effectively service will be limited and this will impact our profitability.

     NO ASSURANCES THAT ADDITIONAL CAPITAL WILL BE AVAILABLE. If our borrowers succeed at growing their temporary labor operations, their borrowing needs may increase. The capital we have available for loans is limited. If our borrowers require increased lending limits to accommodate growth, and we are unable to meet their needs, we may lose the business. We intend to grow our capital base to meet the needs of our borrowers, but no assurances can be given that additional capital will be available when needed or if available that the terms will be acceptable.

     NARROW MARKET FOCUS. We intend to focus our accounts receivable financing marketing efforts on temporary labor businesses. Our narrow focus on a single niche market increases the likelihood that our lending business will be affected by a downturn in the temporary labor industry, should a downturn occur.

RISKS  ASSOCIATED  WITH  INVESTING  ACTIVITIES.

LACK OF CONTROL OVER PORTFOLIO COMPANIES. We intend to invest in temporary labor businesses, and over time build a portfolio of interests in temporary labor companies. Our investments will generally be structured as minority interests in the entities that will own and operate the temporary labor businesses. As a result, we will not be in a position to control the entities that operate the businesses and we will have only limited input into business decisions. The success of our investments in these temporary labor businesses will depend on the business acumen and capabilities of the majority owners of the portfolio companies. No assurances can be given that we will select the right opportunities to invest in, or that those investments we do make will appreciate in value.

LIMITED INVESTMENT EXPERIENCE. Investors in this offering will be relying on us to select viable investment opportunities that will appreciate in value. We intend to focus our investing activities on minority interests in temporary labor businesses. While we have extensive experience in the temporary labor industry, we do not have significant experience at taking minority positions in small temporary labor businesses.

RELIANCE ON MANAGEMENT. The business acumen and capabilities of the majority owners of our investment targets cannot be assessed until the opportunities are identified. Investors in this offering will be dependent on management to identify viable investment candidates with majority owners possessing the business acumen and capabilities to succeed. Most of these business opportunities have not been identified yet and investors in this offering are not in a position to judge the investment opportunities for themselves. No assurances can be given that we will succeed in our efforts to locate viable investment opportunities or that they will ultimately increase in value.

UNSEASONED TARGETS. Many of the businesses that we may choose to invest in will be start-ups or companies with only limited operating history. No assurances can be given that the businesses we select will be successful, or that our investments will appreciate. The risks of investing in start-ups and unseasoned companies are higher than if the investment targets had operating histories on which to judge their likelihood of success.

GOVERNEMENT REGULATION. We will invest in temporary labor businesses. Temporary labor businesses are subject to a wide range of government regulations, and the regulations may change from time-to-time to address specific problems or to meet political agendas. Government regulations could impact the businesses that we invest in and could negatively affect the value or appreciation of our investment portfolio. Applicable governmental regulations that could have this effect include employment laws, employee benefit regulations, occupational safety and health regulations, health insurance laws, wage and hour requirements, and worker's compensations laws.

RISKS FROM PLACING TEMPORARY LABORERS. The actions of temporary workers placed by companies that we invest in could jeopardize our investment. If a temporary worker causes an injury or property damage at a job site, the company that placed the temporary worker could be held responsible in some instances. If the company that placed the temporary worker is held responsible, our investment in that company could be negatively affected. Insurance may provide coverage for this type of occurrence, but no assurances can be given that such insurance will be available to us or, if available, that it will effectively cover any losses we might suffer.

FRAGMENTED INDUSTRY. The temporary labor industry is serviced by a few large temporary staffing businesses and a very large number of small businesses. The barriers to entry in the temporary staffing business are minimal and many "mom and pop" type stores exist. In this environment, it is likely that we will invest in temporary labor businesses in areas without competition, and within a short time our port folio companies will see strong competition from other temporary staffing businesses. Competition from other businesses, both large and small, will impact the ability of our portfolio companies to operate profitably.

RISKS  ASSOCIATED  WITH  PROVIDING  SERVICES.

     UNPROVEN PRODUCT OFFERINGS. We are a newly formed company with limited operating history. We are currently in the process of developing services that we intend to provide to borrowers and companies that we invest in. Our services offerings are not yet fully developed and there can be no assurances that there will be a market for our services offerings when development is completed. Even if a market for our services develops, we can offer no assurances that the services can be priced competitively, or that they will be profitable.

     PRICE SENSITIVITY. Our services offerings, including accounting services, software, management advisory services, and other business services, will be offered to our customers in a highly competitive environment. In many instances, we expect that customers will utilize our loans, possible investment, and services, because we offer a comprehensive package in a one stop shop. If our products and services are not priced competitively, our borrowers may look elsewhere for loans and services, and our business prospects could suffer.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled "Prospectus Summary," "Management's Discussion and Analysis or Plan of Operation" and "Business." These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

     the  capabilities,  development  and  marketing  of  our  products;
     market  opportunities  caused  by  rapid  growth  in  the  temporary  labor industry;
     generation of returns through investment in business opportunities; our plans for future services and for enhancements of our existing services to  loan  and  investment  customers;
     our ability to attract customers; and our sources of revenues and anticipated revenues, including the development and  expansion  of  our  services.

     In some cases, you can identify forward-looking statements by terms such as "may", "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading ""Risk Factors."" Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.

     This prospectus contains statistical data regarding the staffing services industry that we obtained from private and public industry publications. These publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. Although we believe that the publications are reliable, we have not independently verified their data.

     You should read this prospectus and the documents that we reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

                                    BUSINESS

     HISTORY. Temporary Financial Services, Inc. was incorporated under the laws of the State of Washington on October 11, 2000. We formed the company to engage in the business of financing accounts receivable for temporary labor businesses. We also intend to invest in temporary labor businesses and to provide services to temporary labor businesses. We are aware of a number of operators in the temporary labor industry that have experience and operational expertise that are interested in starting up new operations or expanding existing operations. We intend to offer our accounts receivable financing, investing, and business services capabilities to these customers. Initially, we will focus on sales to those potential customers already known to our management. Later, we will expand our focus to include other prospects in the temporary labor industry, and we may also look at other business opportunities as they arise. As of June 30, 2001, we have loans outstanding in the aggregate amount of $228,067 to a total of three different temporary labor businesses. Several other lending arrangements with new prospects are also being reviewed.

     Our investing activities will be conducted through our wholly owned subsidiary, Temps Unlimited, Incorporated, which was incorporated under the laws of the State of Washington on October 31, 2000. Ownership in businesses that we invest in will generally comprise less than a twenty percent interest in the business. Initially, we will direct our investing activities to businesses that provide temporary labor to customers in need of unskilled and semi-skilled workers. Depending on the availability of investment capital, we may also elect to consider other alternative investment vehicles in the temporary  labor  industry,  or  in  other  industries.  Since  inception, Temps
Unlimited, Inc. has invested in two temporary labor businesses. A total of $12,000 was invested in Temps Unlimited of Minnesota, LLC doing business as Staffing on Demand, and $11,250 was invested in Temps Unlimited of Nebraska, LLC doing business as ValuStaff. In each instance, we received an 18% equity stake in the business. We are not presently evaluating any other investment opportunities and expect that further investments will come after this offering is completed.

     INDUSTRY OVERVIEW. The staffing services industry has experienced significant growth in response to the changing work environment. According to published industry sources, the total staffing services market in the United States had revenues of approximately $124.8 billion in 1999 and 139.3 billion in 2000 (the Staffing Industry Report, Vol. XII, No. 12, June 26, 2001).

The staffing industry is evolving. Traditionally, employers used staffing services to manage personnel costs and meet fluctuating staffing requirements. More recently, however, employers see temporary staffing as a way to reduce administrative overhead by outsourcing human resources operations that are not part of the employers' core business competencies. The use of temporary workers typically shifts employment costs and risks, such as workers' compensation and unemployment insurance and the possible adverse effects of changing employment regulations, to temporary staffing companies, which can allocate those costs and risks over a larger pool of employees and customers. In addition, through the use of temporary employees, businesses avoid the inconvenience and expense of hiring and firing regular employees. The American Staffing Association has estimated that more than 81% of all U.S. businesses utilize staffing services. See Staffing Facts by the American Staffing Association, (www.staffingtoday.net/aboutasa/staffingfacts.shtml).

     The U.S. remains the largest and most developed staffing services market in the world. Since 1997, the U.S. staffing market grew at an annual rate of 11.4%. According to the Staffing Industry Report, U.S. staffing industry revenue for the industrial sector that will comprise the bulk of our business grew to an estimated $17.8 billion in 2000. Due to the economic slowdown that began in late 2000, the industrial sector of the temporary placement industry is expected to decline to $15.7 billion in 2001, and then recover to $18.1 in 2002. See Staffing Industry Report of June 26, 2001.

     We will direct our business development efforts to the temporary labor businesses that are active in the industrial sector. This sector is believed to be highly fragmented with many small single location operators, a large number of small to medium sized multiple location operators, and a small number of large national operators. Many of these businesses will require capital for financing operations and growth.

     MARKET OPPORTUNITY. The factors that have caused the rapid growth in the temporary labor industry give rise to several market opportunities that we intend to pursue. Since inception, we have been refining and fine tuning our business plan to address these perceived market opportunities. Our business will have three primary activities: lending money, investing in businesses, and providing services.

We believe that there are many individuals and small operators that have experience in the temporary labor industry that are currently looking to open their own business or expand the business they already have. Our management has extensive experience in growing a large international temporary labor business, and in the process many contacts have been established with entrepreneurs that have expressed interest in owning and operating temporary labor businesses. While the barriers to entry in the temporary labor business are low, a single location still requires a level of start-up capital and financial wherewithal that exceeds the capacity of many entrepreneurs. By serving as a source of capital, both for accounts receivable financing and seed investing, we will be offering a chance to these persons and it is our belief that our willingness to work with this group will build a loyal and capable customer base.

Working with new or recently formed businesses increases the risks of our business plan because we will not have the benefit of evaluating our customers on the basis of historical information. We intend to offset this risk by focusing on individuals with whom our management has prior dealings, and who have demonstrated success in other similar endeavors in a management capacity for another employer. We believe individuals that demonstrate the ability to manage a successful temporary labor business as an employee will have a better than average likelihood of success as a business owner in a similar field.

     LENDING MONEY. We intend to dedicate a significant portion of our energies and capital to accounts receivable financing for businesses engaged in the temporary labor business. Up to $2,515,000 of the net offering proceeds from this offering will be committed to this purpose if the offering is fully funded.

     We are new and relatively inexperienced at lending to businesses against accounts receivable balances. In order to protect our capital base and minimize the potential for losses from bad loans, we will apply a multi-step evaluation and monitoring process to all of our borrowers.

     At the time a prospective customer applies for a loan, we will perform a detailed review of a number of lending criteria. We will evaluate the capitalization of the borrower, we will consider the adequacy of the borrowing base, and we will review credit information on the borrower and the principal owners of the borrower. We will also include documentation in the loan file on the operator's experience, character and references. When multiple borrowers are being evaluated for a limited amount of loan capital, we will prefer those operators known to management over those with whom we have not had prior dealings, all other criteria being equal.

     Once the data for evaluating lending criteria is accumulated, we will submit the loan to the loan committee for consideration and when appropriate, approval. The loan committee currently consists of John Coghlan, Brad Herr and Kristie Jesmore. See "Management" at Page 22.

     Once a loan is approved, we will prepare a loan documentation package that will include all of the loan documents necessary for the loan in question. This package will generally include the Loan Agreement, a Security Agreement, Continuing Personal Guarantees, and if applicable, a Pledge Agreement. We will request personal guarantees and pledge of ownership in the borrower prior to lending against accounts receivable when the risk assessment indicates that personal guarantees are warranted. As collateral for the loans we make, we will request a priority security interest in all of the assets of the borrower. We will also follow the appropriate procedures to perfect our security interests in assets under Article 9 of the Uniform Commercial Code, or other applicable secured transactions laws.

     After a loan is made to a particular borrower, we will perform ongoing monitoring of the borrower's business to assure that early notice of any concerns is received. The nature of the accounts receivable financing will require each borrower to provide weekly sales information to serve as the basis for future advances. This information will be monitored for inconsistent results, or other aberrations that indicate potential problems. Additionally, we will require independent accountants to perform accounting services to most of our borrowers, and if we are providing accounting services to a borrower, we will monitor financial health through the accounting cycle.

In the event one of our borrowers experiences financial difficulties and is unable to repay some or all of the amounts we have loaned, we will take action to protect our collateral position and obtain repayment through appropriate means. In instances where a distressed borrower appears to have an otherwise viable business, we may consider an equity stake offset against the delinquent balance. In the right circumstances, we believe that taking an equity stake in lieu of foreclosing on a security interest may be the best way to maximize value to our shareholders while allowing the business to continue as a customer.

     We expect to derive operating revenues from our lending activities through loan fees and financing charges. Each loan made will require that the borrower pay a weekly administrative fee. Currently, this fee is $250 per week for the first year and $150 per week thereafter. This administrative fee will be adjusted based on operational experience and market factors once the company has more borrowers in its customer base. In addition to the weekly administrative fee, the company also charges a loan fee based on a percentage of sales made on credit by the borrower. The percentage rate for the calculation of the loan fee will depend on the credit worthiness of the borrower, and an overall assessment of the factors evaluated during the loan approval process.

     INVESTING IN BUSINESSES. We also intend to invest in temporary labor businesses from time-to-time. Our investments will typically be limited to minority interests in the entity that will own the temporary labor business. In the proper circumstances, we will evaluate and consider other forms of ownership, provided the business opportunity is then consistent with the goals and direction of our operations. Our investments will be made through our wholly owned subsidiary, Temps Unlimited, Inc.

     Our business plan for investing in temporary labor businesses is focused on generating returns through growth in the value of the businesses we invest in and through near term returns from profits percentage allocations negotiated at the time the investments are made. We believe that cash flows from operations of small temporary labor businesses will allow distributions to the business owners, including Temps Unlimited, Inc., and the cash distributions will provide us with operating revenues from investing activities. Eventually, additional investment returns may be generated from sale or other disposition of the business, either to the other owners, or in a roll-up of small temporary labor businesses into a larger entity. Exit opportunities for our investments will be evaluated on a case-by-case basis as the opportunities arise. We know of no such opportunities at this time, and no assurances can be given that exit opportunities will arise.

     At this time, we have invested in two temporary labor businesses. We own 18% each of Temps Unlimited of Minnesota, LLC and Temps Unlimited of Nebraska, LLC.

     Temps Unlimited of Minnesota, LLC, doing business as Staffing on Demand ("Staffing on Demand"), was formed on March 14, 2001, as a Washington limited liability company, and operates out of a 1,728 square foot building in St. Cloud, Minnesota. In addition to our investment in Staffing on Demand, we also provide loans and accounting services to the business. As of June 30, 2001, Staffing on Demand had an outstanding accounts receivable financing line of $4,930. Staffing on Demand commenced operations on June 15, 2001, and in its initial two weeks of operations averaged $3,100 per week in revenues from temporary labor placements.

     Temps Unlimited of Nebraska, LLC, doing business as ValuStaff ("ValuStaff"), was formed on March 14, 2001, as a Washington limited liability company, and operates out of a 1500 square foot facility in Omaha, Nebraska. We also provide loans and accounting services to ValuStaff. As of June 30, 2001, ValuStaff had an outstanding accounts receivable financing line of $24,983. ValuStaff opened for business on May 7, 2001, and in its first eight weeks of operations ValuStaff averaged $7,275 per week in revenues from temporary labor placements.

     Over the next twelve months, we expect to invest in five additional temporary labor businesses. We have allocated $625,000 if this offering is fully funded ($150,000 if only the minimum is sold) to investing activities. We intend to keep the dollar amounts of our investments in individual locations under $20,000 per location, but we will consider higher investment limits when circumstances and sound business judgment indicate that a higher limit may be warranted. We also expect that additional investment capital may be required on some of our investments from time-to-time in order to support operations to the breakeven point. This need for additional investment capital could increase our investment above the target of $20,000 per location. At this time, we have not established a minimum or maximum dollar investment limit for an individual location. If this offering is fully funded, we will have more funds available for investment, and we may accelerate our investing activities as market conditions allow.

     We continue to receive additional requests for business investment, but at this time, we are deferring further investment evaluations until after the offering is completed. We have reserved the right to consider investments in other businesses as opportunities arise, but at this time, we are not evaluating any other opportunities outside of the temporary labor business.

     PROVIDING SERVICES. We will offer to also provide accounting, management advisory and collection services. We are currently providing accounting services to two temporary labor businesses, and receive monthly fees for these services. We also intend to expand our services offerings to include management advisory services, marketing assistance, and accounts receivable collection services as our customer base builds. If we are able to identify a software system that streamlines the reporting functions of temporary labor businesses, we may also seek to become a software distributor or value added reseller for the software package. At this time, we have not identified a suitable software package for this purpose. Additional services will be priced on an as used basis. Our services offerings will continue to develop following completion of this offering.

     The service sector of our business is not expected to be a high priority in the coming months. It is expected to comprise less than 10% of our revenues. Our initial limited efforts to develop our services offerings will focus on providing services to our loan and investment customers. We believe that the services we offer will differentiate our loan and investment offerings from the competition, and will also allow us to better monitor our loan and investment portfolios. When we provide accounting services to a temporary labor business, we will be privy to operational information that will aid in the continuing evaluation of the health of that temporary labor business. If the business is also a loan or investment customer, we will be in a position to monitor the viability of our loan or investment on a real time basis. We intend to continue to expand our pool of loan and investment customers, and we believe these efforts will provide a ready source of prospective customers for our services offerings. As time and availability of personnel dictate, we may also expand our services offerings to other businesses in the temporary labor and other industries.

     COMPETITION. We believe that the businesses of lending to, investing in, and providing services to temporary labor businesses are highly fragmented with a few large national or international players and many small regional or local companies. We expect that we will have to aggressively compete for our customers, and that high levels of competition will serve to keep our pricing for products and services down.

     In the lending business, there are many asset based lenders and accounts receivable factors that will offer similar products and services to our customers. We do not expect our competition for loans to come from traditional lenders such as banks and other financial institutions since our target customer base is not likely to qualify for traditional sources of lending. The use of accounts receivable financing and factoring is well known, widespread, and readily available. A search on the World Wide Web under the key words "accounts receivable financing" yields a very large number of firms (too numerous to list) that are skilled at lending to businesses, including temporary labor businesses. Many of the firms listed are better capitalized, more experienced, and have more personnel resources than we will have, even if this offering is fully funded.

     We are not aware of any specific competitors that are focused almost exclusively on lending to temporary labor businesses, but many of the diversified firms will make loans of this nature. We do not believe that we will experience a shortage of customers interested in our loan offerings, but our success in providing loans to these customers will depend on our ability to price our offerings fairly, to competently service the accounts that we do win, and to manage our loan portfolio to yield a positive return. The large number of competing firms will make this task difficult.

     The business of investing in temporary labor businesses faces a situation similar to the business of lending. The number of firms that make investment capital available to small start-up businesses, including temporary labor businesses, is too numerous to mention. The investment firms run the gamut from individual "angel" investor to very large and professionally managed investment banking concerns. Many of the investment firms are better capitalized and more experienced than we are. As a result, when seeking investment capital, our target customers will be faced with a number of financing options. It is likely that this will result in a harder negotiation on the terms of the investment and could impact the return on our investment if we win the business.

Our services offerings will also be faced with high levels of competition. Accountants and bookkeepers will compete for the accounting services that we hope to provide to our loan and investment customers. There are many consultants and management advisory firms that will compete for the right to advise our prospective customers on business matters. Our intention to offer accounts receivable collection assistance will also be met with stiff competition from local collection agencies and from collection agencies with national presences. As a result, pricing of our services will be held down by competitive pressures and this could reduce the rate of return an investor in this offering might otherwise expect.

     TARGET CUSTOMERS. We believe that our customer base will come from small temporary labor businesses that provide unskilled and semi skilled labor to light industrial and commercial establishments. A typical establishment might be staffed with two or three employees. The owner/operator and/or employees will contact local businesses that might be in need of temporary labor, and will contract for jobs when the need arises. The facility will operate as a labor hall, where the workers will gather in the morning and will be dispatched to the available jobs. At the end of the day, the workers will typically return to the dispatch location for payment. Most of the temporary labor businesses that we will target will pay their workers the same day the work is performed. The temporary labor business will typically be paid by its customers on a monthly basis, so the same day payment to the workers creates an immediate need for accounts receivable financing. We believe that our knowledge of the temporary labor industry and our willingness to provide accounts receivable financing will allow us to competently service this market segment.

     METHODS OF MARKETING. We will initially rely on the contacts of our Management to generate customers for our business activities. John Coghlan and Dwight Enget previously worked in the temporary labor industry and both have Extensive contacts with small temporary labor business operators and entrepreneurs. We believe that many of these small operators may be interested in our financing program, possible investment capital, and services. We will focus our initial efforts on contacting these prospects.

     After we have followed up on the initial prospect list, we will expand our marketing efforts to a wider audience. At this stage, marketing efforts may include direct mail programs to temporary labor businesses, word of mouth referral incentives, and advertising campaigns. We intend to prepare more detailed marketing plans as we work through the initial prospect lists, and will tailor our marketing materials and marketing efforts based on the feedback that we receive from our initial efforts.

     We believe that the capital that will be available for loans and investment will be sufficient for approximately eighteen months if this offering is fully funded (or approximately one year if funded to the minimum level). Our marketing efforts will be geared to match this availability of funds.

     We expect that additional funding will be required in the twelve to eighteen month time frame. If we are unable to obtain the additional capital that we need, we will adjust our marketing efforts accordingly. If funds are not available, our business could be adversely affected.

     GOVERNMENTAL REGULATION. Our proposed lines of business will be subject to government regulation in a number of areas.

     Temporary staffing firms are the legal employers of their temporary workers. To the extent that the Company invests in controlling interests of temporary staffing businesses, we may be governed by laws regulating the employer/employee relationship, such as tax withholding or reporting, social security or retirement, anti-discrimination and workers' compensation. As noted in the discussion of our proposed business activities, it is our intention to structure our investments in portfolio companies as minority interests. This may limit the impact of this form of government regulation on the company.

     We also intend to offer accounting services to our loan and investment customers. These services may entail the filing of payroll tax returns and other government mandated reports in accordance applicable regulations.

     EMPLOYEES. As of June 30, 2001, we had one full time employee working for the business. Additional services are currently being provided by outside consultants as needed to implement the early stage business plan. We anticipate that a second full time employee will be hired once this offering is completed, and one or two additional part time employees will be retained to provide support for those customers electing to utilize our services.

     We expect that two full time and two part time employees will be sufficient to operate the business for the coming twelve months. If the growth in our loan and investment portfolios exceeds expectations, additional personnel will be added as necessary to maintain high levels of customer service. Additional information regarding employees is provided under "Management" at Pages 22 - 25.

     FACILITIES. Effective June 1, 2001, we entered into a three year lease for 1,425 square feet of office space in a professional office building in Spokane, Washington. We believe that this space will be adequate to meet our needs for at least the next three years. Prior to June 1, 2001, we shared offices with our President, Mr. John Coghlan, in a high rise building in downtown Spokane. We paid Mr. Coghlan $200 per month for the use of the office space and access to the office equipment. With the move to a larger office in June, we have acquired our own office furniture and equipment. Additionally, Mr. Coghlan has moved his personal office into our facility and now pays the Company $500 per month for use of our offices and equipment and personnel.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     Temporary Financial Services, Inc. and its wholly owned subsidiary, Temps Unlimited, Inc. are engaged in the business of lending to, investing in, and providing services to temporary labor businesses. We generate revenues from lending activities through administrative and loan fees. Our investing activities will yield returns through current distributions of earnings from the businesses we invest in and through realization of value appreciation when the investment asset is sold or transferred. We also provide fee based services to our customers. After payment of operating expenses, we anticipate that profits and surplus cash flows will be reinvested in the growth of the Company for the foreseeable future.

RESULTS  OF  OPERATIONS

     The Company was organized in October, 2000, and began operations in the second quarter of 2001. Prior to April 1, 2001, our efforts were focused on initial fundraising acitivites and the development of our business plan and operational procedures.

     As of June 30, 2001, we had loans outstanding of $228,067, with three temporary labor businesses. We also hold minority investments in two temporary labor businesses through Temps Unlimited, Inc., a wholly owned subsidiary corporation. The investments include $12,000 for18% of Temps Unlimited of Minnesota, LLC (dba Staffing on Demand), and $11,250 for 18% of Temps unlimited of Nebraska,LLC (dba ValuStaff). We also provide accounting services to Staffing on Demand and Valustaff.

     Since we began operations, we have generated $4,354 from loan fees, $4,500 from loan administration fees, and $2,000 from fee based accounting services. We have also generated dividend income of $7,368 and interest income of $3,457 from investing surplus working capital during the start-up phase of the business. Total revenues for the six months ended June 30, 2001 were $22,179.

     We account for our investments in Staffing on Demand and ValuStaff under the equity method of accounting. Unrealized profits and losses on the investments are recorded as income or loss on the books of Temps Unlimited, Inc. and are then consolidated with the results of Temporary Financial Services, Inc. During the second quarter, we recorded unrealized losses on investments of $6,245 from our investment in Staffing on Demand, and $7,875 from our investment in ValuStaff. During this period, Staffing on Demand was just commencing operations. Staffing on Demand generated $6,251 in total revenues and incurred a loss of $34,694. ValuStaff operated for a longer period in the quarter generating $58,203 in total revenues while posting a loss of $43,751. Both Staffing on Demand and ValuStaff are in the start-up phase and the losses are expected. We anticipate that Staffing on Demand and ValuStaff will continue to grow through the rest of 2001, and will reach breakeven operating levels in 2002.

     On a consolidated basis, including the unrealized losses on investments, Temporary Financial Systems, Inc. incurred total expenses of $46,145, yielding a net loss of $23,866.76 for the six months ended June 30, 2001.

     We believe that the losses incurred to date are consistent with the early stage development of the company and are in line with the business plan. We will continue to monitor progress throughout the remainder of 2001 and will adjust our business plan to address any operational issues as they arise.

LIQUIDITY  AND  CAPITAL  RESOURCES.

     At June 30, 2001, we have loans to temporary labor businesses outstanding in the amount of $228,067. We expect the amount of loaned funds to continue to increase as the borrowers' businesses grow and their borrowing needs increase.

     Cash and cash equivalents at June 30, 2001, amounted to $452,699. These amounts will be used to fund operations and provide loan capital through the completion of this offering. We do not anticipate that we will make any additional investments in temporary labor businesses until this offering is completed. We believe that our available cash and cash equivalents will be sufficient to meet the growing borrowing needs of our existing borrowers and up to three additional borrowers until this offering can be completed.

     If the minimum offering is funded, an additional $870,000 will be available for the Company's business purposes. See "Use of Proceeds," below. With the current cash position and the additional funds from this offering at the minimum level, we believe we will have sufficient capital to operate for at least a twelve month period.

     If the offering is fully funded, the net offering proceeds of $3,540,000 will be sufficient to allow for accelerated growth of the business and should be adequate for a two year period.

     Pending use of offering proceeds for loans, investments, or operations, we will place the funds in accessible interest or dividend bearing accounts and will manage our surplus working capital position to provide current earnings.

                                 USE OF PROCEEDS

The following table sets forth information concerning the estimated use of proceeds from the Offering. The exact allocation of net proceeds may be adjusted in our sole discretion as good business judgment dictates.

                                   Minimum  Raised          Maximum  Raised
                                ---------------------  -------------------------
Gross  Offering  Proceeds       $1,000,000    100.0%   $4,000,000     100.0%
Offering  Costs
   Sales Agent Commissions*        100,000     10.0%      400,000      10.0%
   Sales Agent Non-accountable
     Expenses*                      10,000      1.0%       40,000       1.0%
   Offering  Costs                   9,000      0.9%        9,000       0.2%
   Professional  Fees                8,000      0.8%        8,000       0.2%
   Travel                            3,000      0.3%        3,000       0.1%
                                 ----------  --------  -----------  ------------
Estimated Total Offering Costs     130,000     13.0%      460,000      11.5%
Estimated  Net Offering Proceeds $ 870,000     87.0%   $3,540,000      88.5%
                                 ==========  ========  ===========  ============
Uses of Net Offering Proceeds
     Receivable  Financing       $ 620,000     62.0%   $2,515,000     62.9%
     Investment  Opportunities     150,000     15.0%      625,000     15.6%
     Marketing  Costs                5,000      0.5%       25,000      0.6%
     Development  of  Services      10,000      1.0%       10,000      0.2%
     Personnel  Costs                   -0-     0.0%       75,000      1.9%
     Working  Capital               85,000      8.5%      290,000      7.3%
                                 ----------  --------  -----------  ------------
          Total                  $ 870,000     87.0%   $3,540,000     88.5%
                                 ==========  ========  ===========  ============

*     Assumes  no  Shares  are  sold  by  Officers  and  Directors.

     The uses of proceeds indicated in the above table are listed in order of priority from what we consider to be the highest priority expenditures to the lowest. The amounts indicated do not take into account those expenditures that will be made from operating revenues following completion of this offering.

                            DESCRIPTION OF SECURITIES

COMMON  STOCK

     We are authorized to issue One Hundred Million (100,000,000) Shares of $0.001 par value Common Stock. There are presently 350,000 Shares issued and outstanding held by 16 shareholders of record. There are no outstanding options or rights to acquire our Shares.

     All Shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights. Owners of Shares of Common Stock are entitled to one vote for each Share of Common Stock owned at any Shareholders' meeting. Holders of Shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to Shareholders. There are no conversion, preemptive, or other subscription rights or privileges with respect to any Shares. Our Common Stock does not have cumulative voting rights which means that the holders of more than fifty percent (50%) of the Shares voting in an election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining Shares aggregating less than fifty percent (50%) would not be able to elect any directors.

PREFERRED  STOCK

     We are authorized to issue Five Million (5,000,000) Shares of Preferred Stock. There are currently no outstanding Shares of Preferred Stock. The Preferred Stock is entitled to preference over the Common Stock with respect to the distribution of our assets in the event of liquidation, dissolution, or winding-up of our business, whether voluntarily or involuntarily, or in the event of any other distribution of our assets among our shareholders for the purpose of winding-up our affairs. The authorized, but unissued Shares of Preferred Stock, may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The
Directors, in their sole discretion, shall have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.

     While our directors have the sole discretion under our Articles of Incorporation to establish the powers, preferences, and rights of the Preferred Stock, and to issue the Preferred Stock once it is created, we represent that we will offer any Preferred Stock that we create on the same terms to all of our shareholders unless:
(i) the issuance of the Preferred Stock is first approved by our Shareholders in a meeting called for this purpose; or
(ii) the issuance of the Preferred Stock is first approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense to our legal counsel or independent legal counsel chosen by our independent directors.

DIVIDENDS

     We have never paid dividends and expect, for the foreseeable future, that we will utilize all available funds for the development of our business. Accordingly, we have no plans to pay dividends, even if our operations generate sufficient earnings and cash flows to allow for such a payment.

TRANSFER  AGENT

     We have retained the services of Atlas Stock Transfer Corporation as our Transfer Agent and Registrar. Atlas Stock Transfer is located at 5899 South
State  Street,  Salt  Lake  City,  Utah  84107.

                                    DILUTION

     Prior to this Offering, we sold 150,000 Shares of Common Stock at a price of $1.00 per Share and an additional 200,000 Shares of Common Stock at a price of $3.00 per Share. As of June 30, 2001, our net tangible book value was $726,411, or approximately $2.08 per Share of Common Stock. Net tangible book value per Share represents the amount of our total tangible assets less total liabilities divided by the number of Shares of Common Stock.

     After giving effect to the sale of the 800,000 maximum (200,000 minimum) Shares offered hereby and after deducting the sales agent's commission and estimated offering expenses, net tangible book value at December 31, 2000, would be $4,266,411 maximum ($1,596,411 minimum), or approximately $3.71 maximum ($2.90 minimum) per Share of our Common Stock. This represents an immediate increase in net tangible book value of $1.63 maximum ($082 minimum) per Share of Common Stock to our existing stockholders and an immediate dilution in net tangible book value of $1.29 (26%) maximum ($2.10 (42%) minimum) per Share of Common Stock The following table illustrates this per Share dilution for both the minimum and maximum offering amounts:

                                                           Minimum    Maximum
                                                           -------    -------
Initial  public  Offering  price                            $ 5.00     $ 5.00
Net tangible book value per Share prior to the Offering     $ 2.08     $ 2.08
Increase in net tangible book value per Share attributable
  to  this  Offering                                        $ 0.82     $ 1.63
Net tangible book  value  per  Share after the Offering     $ 2.90     $ 3.71
Dilution in Value Per Share to Investors in this Offering   $ 2.10     $ 1.29
Dilution  of net tangible book value per Share to
  new investors                                                 42%         26%

                          MARKET PRICE OF COMMON EQUITY

     The is no market for our Shares and there can be no assurance that a market will develop after completion of this Offering.

                                   MANAGEMENT

     The following sets forth information concerning our Management and key personnel:

     JOHN R. COGHLAN, age 58, is President of the Company and serves as Chairman of the Board of Directors. Mr. Coghlan graduated from the University of Montana with a degree in Business Administration and has held the designation of Certified Public Accountant since 1966. Mr. Coghlan was a founder of Labor Ready, Inc., a New York Stock Exchange traded company, and served as the Chief Financial Officer and Director of Labor Ready from 1987 through 1996, when he retired. Since his retirement, Mr. Coghlan has been employed by Coghlan Family Corporation, a privately held family business that manages family investment accounts. From January 1, 1997 through December 31, 2000, Mr. Coghlan's investing activities on behalf of the Coghlan Family Corporation have resulted in a 321% increase total assets and a 321% increase in retained earnings. The returns and investment growth in Coghlan Family Corporation were generated from various investments in accounts receivable contracts, marketable securities, money market funds, and various business interests including an agribusiness, a retirement center and real estate. Coghlan Family Corporation is 100 % owned by the Coghlan Family LLC. John and Wendy Coghlan, husband and wife, own minority interests in Coghlan Family LLC and control both the LLC and the Corporation through the LLC management agreement. The remaining interests in the Coghlan Family LLC are owned by Mr. Coghlan's children and grand children.

     Labor Ready is an international provider of temporary labor with 816 locations as of December 31, 2000 and annual revenues of $976,000,000 for the year then ended. Mr. Coghlan will utilize his business experience in the temporary labor industry, and the contacts that he established during that period to provide a source of business prospects for the Company. Mr. Coghlan's investment experience over the past four and one half years will also be beneficial to the extent that we have surplus cash while we build our customer base.

     Prior to founding Labor Ready in 1987, Mr. Coghlan was sole director and Principal of CDA Securities, a stock brokerage firm located in Spokane Washington. In 1987, while serving as Principal for CDA Securities, the Securities & Exchange Commission (SEC) filed a complaint alleging violations of registration and antifraud regulations. The allegations against Mr. Coghlan included claims that he charged undisclosed excessive mark-ups and mark-downs of 17% to 33% and made misrepresentations to customers regarding the "market price" of stock and the existence of a public market. As a result of these allegations, Mr. Coghlan stipulated to a permanent injunction from further violations, was fined $17,760 and was suspended from association with any broker dealer for twelve months. The States of Washington, Alabama, Georgia, and Ohio brought similar actions and Mr. Coghlan's brokerage license was suspended in these states. The action by the SEC was resolved in 1988 and the action by the State of Washington was resolved in 1990. Since these matters were
resolved,  Mr.  Coghlan  has  complied   with  all  aspects  of  the  stipulated
settlements.

     BRAD E. HERR, age 47, is Secretary and a Director. Mr. Herr is graduated from the University of Montana with a Bachelor of Science Degree in Business Accounting in 1977 and a Juris Doctorate in 1983. From 1993 through 1996, Mr. Herr practiced law in the firm of Brad E. Herr, P.S. In June 1996, Mr. Herr joined AC Data Systems, Inc. (AC Data) in Post Falls, Idaho. From 1996 through 1998, Mr. Herr held the position of Director of Finance. From 1998 through June 2001, Mr. Herr held the position of Vice-President - Business Development. AC Data is a privately held manufacturing business engaged in the design, manufacture and sale of surge suppression products marketed primarily to the telecommunications industry.

     In June, 2001, Mr. Herr left employment at AC Data Systems to pursue other business opportunities. Mr. Herr is currently employed by Brad E. Herr, P.S., a professional services corporation that he owns. Brad E. Herr, P.S. provides professional services to Temporary Financial Services, Inc., Temps Unlimited, Inc., and other business clients.

     Mr. Herr is licensed to practice law in the states of Washington and Montana. Mr. Herr also maintains inactive status as a Certified Public Accountant in the State of Montana.

     KRISTIE L. JESMORE, age 50, is Treasurer for the Company. Ms. Jesmore graduated from Eastern Washington University in 1982 with a Bachelor of Science Degree in Business Administration. From 1987 through September, 2000, Ms. Jesmore was self-employed providing accounting and administrative services for small businesses. On September 19, 2000, Ms. Jesmore began working with Coghlan Family Corporation and John Coghlan on Mr. Coghlan's investment and other business interests, including Temporary Financial Services, Inc. As our business has developed, Ms. Jesmore has devoted more of her time to company activities and effective on July 1, 2001, Ms. Jesmore is now employed by Temporary Financial Services, Inc. Ms. Jesmore manages the office, maintains the company's books, and provides accounting services to our customers.

     Prior to 1987, Ms. Jesmore was employed in several stock brokerage firms. In 1987, Ms. Jesmore served as financial principal for Devonshire Securities during a period that the brokerage was out of compliance with the net capital requirements applicable to broker-dealers. As a result, it was alleged that Ms. Jesmore aided and abetted the brokerage firm in the net capital and margin requirement violations. Ms. Jesmore entered into a consent order that barred her from association with any broker-dealer in a supervisory or proprietary capacity for a period of two years.

     DWIGHT ENGET, age 50, is an independent Director of the Company. Mr. Enget graduated from Minot State University with a degree in Business Administration. Mr. Enget was employed by Labor Ready, Inc from 1989 to 1997. Mr. Enget began his career with Labor Ready as a branch manager and held the position of Director of Operations for the Western District upon his retirement. Since 1997, Mr. Enget has been retired.

INDEPENDENT  DIRECTORS.

     We have agreed to maintain a minimum of two independent directors of the Company following completion of this offering. For this purpose, independent directors are individuals that do not have an employment, significant business, or ownership relationship with the Company. Maintaining at least two independent directors will provide an independent source for evaluating and approving or disapproving transactions that may involve the inside officers and directors. We consider individuals owning less than 5% of the outstanding shares following completion of this offering to be independent provided they are not employees and do not have some other beusiness relationship with us that could affect their independence.

     GREGORY B. LIPSKER, age 51, is an independent Director of the Company. Mr. Lipsker is a practicing attorney in Spokane, Washington. Mr. Lipsker is graduated from the Georgetown University Law Center in 1976. Mr. Lipsker's practice emphasizes corporate transactions and securities matters. Since 1993 Mr. Lipsker has been the president and a director of Metaline Mining and Leasing Company, an inactive mining exploration company. From 1993 to 2000 Mr. Lipsker was the president and a director of Cimarron -Grandview Group, Inc. (now Full Moon Universe, Inc.) Both companies are reporting companies.

     JAMES BAGGETT, age 51, is an independent Director of the Company. Mr. Baggett currently serves as General Manager of Workers for You, Inc., a newly formed temporary labor business located in Spokane, Washington. Prior to joining Workers for You, Inc., from 1998 through June 30, 2001, Mr. Baggett was employed as a Real Estate Salesperson with Janek Co. From 1995 through 1998, Mr. Baggett worked for Labor Ready, Inc. as the Branch Manager of the Labor Ready temporary dispatch office in Spokane Washington.

Mr. Baggett attended one year of college at Spokane Falls Community College with coursework in business administration, and has continued to broaden his business training with practical work experience. Mr. Baggett's work experience as a manager of temporary labor businesses will provide a unique insight into the kinds of customers that the Company will be targeting.

TRANSACTIONS  WITH  AFFILIATES  AND  CONFLICTS  OF  INTEREST.

     In all transactions between the Company and an affiliated party, the transactions will be presented to the Board of Directors and may only be approved if a majority of the independent directors who do not have an interest in the transaction approve of the action. We will pay for legal counsel to the independent directors if they want to consult with counsel on the matter. We believe that the requirement for approval of affiliated transactions by disinterested independent directors will assure that all activities of the Company are in the best interest of the Company and its shareholders.

     Shortly after formation, we undertook a private offering of our shares to officers and directors and others. The shares were offered to officers and directors for $1.00 per share payable 25% in cash and 75% in the form of a promissory note. The shares were offered to non-officer/director investors only for cash, so the sale of shares to officers and directors was on terms more favorable than those offered to other investors in the initial private offering. The sale to officers and directors was not approved by at least two independent directors. Subsequently, the notes have been paid in full with interest. Any similar transactions in the future will follow the disinterested director or disinterested shareholder approval procedures called for by our Bylaws.

     Through our wholly owned subsidiary, Temps Unlimited, Inc., we intend to invest in temporary labor businesses. We also expect that there may be opportunities to invest in more businesses than we will choose to accept. We may decline an investment because of the timing, other commitments, size, suitability standards, or any number of other sound business reasons. In such circumstances, it is possible that some or all of our officers and directors may choose to make the investment from personal funds. In order to fulfill their fiduciary responsibilities to the Company and our shareholders, each officer and director is aware that he or she must make business opportunities that are consistent with our business plan available to the company first. If we decline to participate, the individual officers and directors may then participate individually. Beyond the obligation to present opportunities to the Company first, there are no restrictions on participation in business opportunities by our officers and directors.

COMPENSATION

     Effective July 1, 2001, Ms. Jesmore receives a salary of $3,000 per month from the Company. Ms. Jesmore currently handles all of the administrative and set-up tasks related to establishing loan accounts, monitoring loan activity, and addressing daily operational matters. Ms. Jesmore receives assistance as needed on business matters from John Coghlan and Brad Herr.

John Coghlan and Dwight Enget are not currently compensated by the Company for their activities on our behalf. Brad E. Herr, P.S., a professional services corporation solely owned by Brad E. Herr, receives payment for professional services provided to the company as invoiced at the rate of $60 per hour.

At this time, our directors receive no annual compensation or attendance fees for serving as directors. Reasonable directors' fees may be established for attendance at meetings once this offering is competed. The Company does not anticipate payment to officers for serving in that capacity, although corporate officers may also serve and will be compensated as employees when appropriate. As of the date of the Prospectus, the only employee of the Company is Ms. Jesmore.

     Following completion of this offering, the Company will hire additional personnel as required to operate the business effectively. If the offering is funded at the minimum level, additional personnel will be hired as operating cash flows allow. We do not anticipate that we will use any of the net offering proceeds for personnel costs at the minimum funding level. If the offering is fully funded, we anticipate that we will use up to $75,000 of the net offering proceeds for personnel costs. We expect that our initial hiring will be for support staff to perform clerical and bookkeeping duties. Mr. Coghlan has indicated that he will continue to provide services to the Company as President and Director on an uncompensated basis through June 30, 2002. At that time, Mr. Coghlan's salary will be considered in light of the financial condition of the Company and the progress the Company has made up to that point in time.

As the Company grows, and operating cash flows allow, we expect that we will fill the position of general manager, and add additional support staff as needed.

At this time, the Company does not provide any non-cash compensation to any of the officers, directors, or key personnel. Other forms of compensation, including non-cash consideration, for key employees may be considered once the Company has achieved breakeven operating levels.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following tables set forth information regarding the number and percentage of our Shares of Common Stock held by each director, each of the named executive officers and directors and officers as a group. The table also sets forth the ownership of any non-management person known to us to own more than five percent of any class of our voting Shares.

SECURITY OWNERSHIP OF NON-MANAGEMENT OWNERS. The following table sets forth information about those persons, excluding Management, that we know own more than 5% of any class of our voting Shares on June 30, 2001:

                                            % of  Class   % of Class  % of Class
Name                      Number of Shares  at 06-30-01   at Minimum  at Maximum
------------------------  ----------------  -----------   ----------  ----------
Welstad  Family  LLC            24,500          7.0%           4.5%       2.1%
1016  S.  28th  St.
Tacoma,  WA  98409
------------------
Terry  Dunne                    25,000          7.1%           4.5%       2.2%
601  W.  Main  Ave.
Spokane,  WA  99201
-------------------
Bill  Newton                    20,000          5.7%           3.6%       1.7%
5300  North  Prince  Pl.
Jackson  Hole,  WY  83001
-------------------------
Jerry  Smith                    20,000          5.7%           3.6%       1.7%
8040  E.  Morgan  Trail.
Scottsdale,  AZ  85258
----------------------
Norm  Schroth                   20,000          5.7%           3.6%       1.7%
Box  841
Hermiston,  OR  97838

SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth information concerning the ownership of our Common Shares by all directors and all directors and officers as a group as of June 30, 2001. The numbers of shares and the percentages indicated do not take into account the possible purchase of shares by the named individuals in this offering. The number of shares owned by John Coghlan include 10,000 shares owned by Coghlan Family LLC and 10,000 shares owned by Coghlan Family Corporation.

                                            % of  Class   % of Class  % of Class
Name                      Number of Shares  at 06-30-01   at Minimum  at Maximum
------------------------  ----------------  -----------   ----------  ----------
John  R.  Coghlan              80,500           23.0%         14.6%      7.0%
200 N. Mullan, Suite 213
Spokane,  WA  99206
-------------------
Brad  E.  Herr                 30,000            8.6%          5.5%      2.6%
200  N. Mullan, Suite 213
Spokane,  WA  99206
-------------------
Kristie  L.  Jesmore           25,000            7.1%          4.5%      2.2%
200  N. Mullan, Suite 213
Spokane,  WA  99206
-------------------
Dwight  Enget                  45,000           12.9%          8.2%      3.9%
5510  W.  Camelback  Road
Glendale,  AZ  85031
--------------------
All Officers and Directors    180,500           51.6%         32.8%     15.7%
as a group (4 individuals)

                              CERTAIN TRANSACTIONS

     Temporary Financial Services, Inc. was formed in October, 2000. Since its inception, we have engaged in a number of transactions with our management in an effort to establish business operations. These transactions may not be considered to have been conducted at arms length, although the disinterested Directors approved the transactions and the terms were considered fair at the time.

     The initial capitalization of the company was derived from a private placement of 100,000 shares of common stock sold to officers and directors (the founders' shares) at an offering price of $1.00 per share. In that offering, John Coghlan, Brad Herr, Kristie Jesmore, and Dwight Enget each purchased 25,000 shares in exchange for $6,250 cash and a promissory note for $18,750 payable in three annual installments of $6,250 each. The promissory notes are unsecured obligations of the individual officers and directors bearing interest at 6.3% per annum. Subsequently, on June 26, 2001, Mr. Coghlan purchased the notes from the company and the full value for the founders' shares has now been received by the Company. Brad Herr, Kristie Jesmore and Dwight Enget are now indebted to
Mr. Coghlan under the promissory notes. At the same time that we were conducting the offering of founders' shares, we also offered 50,000 shares to unaffiliated investors at $1.00 per share payable in cash at the time of investment. This offering was fully subscribed in November, 2000.

     In December, 2000, we offered an additional 200,000 shares of Common Stock at an offering price of $3.00 per share. This offering was fully subscribed on December 31, 2000, and all subscriptions for shares in this private placement were received by January 2, 2001. In this private placement, John Coghlan purchased 55,500 shares, Brad Herr purchased 5,000 shares, and Dwight Enget purchased 20,000 shares. In each case, the full $3.00 per share price was paid by the officers and directors in cash, on the same terms as offered to other investors.

     Following incorporation and initial funding of the business, we operated out of offices provided by Mr. Coghlan and reimbursed Mr. Coghlan $200 per month for use of his facilities and office equipment. On June 1, 2001, we rented office space in a professional office building located at 200 N. Mullan, Suite 213, Spokane, Washington and Mr. Coghlan now shares our offices. Mr. Coghlan now reimburses the company for his use at the rate of $500 per month. The amounts of rent we paid Mr. Coghlan prior to June 1, 2001, and the amounts of rent we now receive from Mr. Coghlan for his personal use of our facilities, are considered fair value for the facilities provided.

     Prior to July 1, 2001, Ms. Kristie Jesmore was employed by the Coghlan Family Corporation and compensated for the services she performed for Coghlan
Family Corporation and John Coghlan. From October 1, 2000 through June 30, 2001, Mr. Coghlan and Ms. Jesmore were activlely involved in establishing and developing the business plan for Temporary Financial Services, Inc., but no charges were made to us for the time Ms. Jesmore and Mr. Coghlan spent on company business. Effective July 1, 2001, Ms. Jesmore is now employed by us. If her ongoing work with Coghlan Family Corporation and John Coghlan require that Ms. Jesmore spend time on Mr. Coghlan's personal business, we will be reimbursed for Ms. Jesmore's time by Mr. Coghlan.

     Since May 1, 2001, we have been working with Brad E. Herr, P.S., a professional service corporation owned by Brad E. Herr. Mr. Herr is paid on a hourly basis at that rate of $60 per hour for hours actually spent on our business. Mr. Herr is currently working on general business matters including business plan development, loan documentation and loan procedures, and other business matters as requested.

                              PLAN OF DISTRIBUTION

DESCRIPTION  OF  OFFERING

We are seeking to raise up to $4,000,000 from an Offering of a minimum of 200,000 Shares and a maximum of 800,000 Shares at a price of $5.00 per Share. We have entered into an agreement with Public Securities of Spokane, Washington to act as Underwriter in the offering. Public Securities will offer the shares on a 200,000 share "best efforts, all or none," basis, and an additional 600,000 shares on a "best efforts" basis. The offering will terminate on December 31, 2001, and the Underwriter is required to use its best efforts to sell the shares, up to the maximum amount being offered, from the effective date of the registration through the offering termination date.

The Underwriter has agreed with us that no commissions will be due on sales of shares to existing shareholders of the Company that purchase in the public offering, to the extent that the existing shareholders purchases cause the total shares sold in the offering to exceed 200,000 shares. If the offering closes, this provision will have the effect of assuring the Underwriter of commissions on the first $1,000,000 raised in the offering, regardless of the source of the purchaser. The level at which the existing shareholders will participate in this offering is uncertain and no assurances can be given that any shares will be purchased by the existing shareholders.

We have agreed to pay the Underwriter a commission of 10% on sales of all shares sold in the offering, except for the excluded sales to existing shareholders as described above. The Underwriter may elect to use Selected Dealers to assist with the offering, and may grant the Selected Dealers a selling concession of up to ____% of the gross offering proceeds. If used, each Selected Dealer must be a member of the National Association of Securities Dealers, Inc. (NASD).

We have agreed to pay the Underwriter a 1% non-accountable expense allowance to cover the Underwriter's expenses incurred in connection with the offering. If the offering does not close, the Underwriter's expenses will be reimbursed on an accountable basis up to a maximum of $5,000.

We have also agreed to deliver one Underwriter's Warrant for each ten shares sold in the public offering, regardless of source. Each Underwriter's Warrant entitles the Underwriter to purchase one share of our Common Stock at a price of $6.00 per share any time following the expiration of twelve months after the effective date of the offering and prior to the expiration of 60 months following the effective date. The Underwriter's Warrants include demand and piggy-back registration rights which may require us to register the shares issuable to the Underwriter upon exercise of the Underwriter's Warrants. The obligation to register the shares underlying the Underwriter's Warrants could result in significant registration expenses to the Company. Up to 80% of the Underwriter's Warrants may be called by the Company and redeemed at any time following twelve months from the effective date of the offering upon payment of $______. If called for redemption, the Underwriter will then have thirty days in which to exercise the called Underwriter's Warrants or they will be redeemed and canclled.

The Underwriter has the right to terminate the Underwriting Agreement in certain circumstances, including a change in market conditions which lead the Underwriter to believe that no favorable market exists for our securities. If the Underwriter terminates its agreement with the Company, we may seek other persons to assist with the offering, or we may be forced to cancel the offering. In any case, if the Underwriter terminates the offering prior to completion, we will be faced with additional expenses and time should we choose to continue.

METHOD  OF  SUBSCRIPTION

     Persons who wish to participate in the offering must deliver to the Impound Agent a properly completed and executed Subscription Agreement, together with payment of the aggregate subscription price for the shares of Common Stock subscribed for in the offering. Payment must be by: check or money order payable to Sterling Savings Bank as Impound Agent for Temporary Financial Services, Inc. Wire transfer of funds directly to the Impound Agent is also permitted.

     The  completed  Subscription  Agreement and payment should be delivered to:

Sterling  Savings  Bank

Spokane,  Washington  99201

The instructions accompanying the Subscription Agreement should be read carefully and followed in detail.

Subscriptions for our Common Stock that are received by the Company will be forwarded to the Impound Agent.

We have the unconditional right to accept or reject any subscription. If we reject a subscription, the purchase price will be returned promptly, without interest.

IMPOUND  AGREEMENT

All funds received from the sale of Shares will be held in impound with Sterling Savings Bank, Spokane, Washington, until the minimum offering amount of $1,000,000 has been deposited and collected. At that time, the impound agent will distribute the funds to us. If less than $1,000,000 is received from the sale of Shares by the close of business on December 31, 2001, the Offering will be terminated and all proceeds will be promptly refunded to purchasers by the impound agent with interest and without any discount for Offering expenses. In this event, we will pay all costs associated with the Offering. The foregoing impound agent is performing a limited function as depository of the funds raised in this Offering, and such fact should not be construed to mean that such agent has in any way passed upon the merits or qualifications of this Offering or has given its approval of or to any person, security or transaction referred to herein.

CLOSING

We expect to hold an initial closing of this Offering at any time after subscriptions for the minimum amount have been accepted and funds have cleared. The final closing is expected to occur on or before December 31, 2001. Interim closings may occur between the initial closing and the final closing. We are under no obligation to continue the Offering until the maximum Offering amount is sold, and may, in our discretion, effect the final closing at any time if and after the minimum Offering amount has been achieved, or terminate the Offering prior to any closing.

TERMINATION

The  Offering  will  continue  until  such  time as one of the following occurs:

-     December 31, 2001, if the minimum of $1,000,000 is not reached; or
-     The  maximum  of  $4,000,000  is  raised;  or
-     We  elect  to  terminate  the  Offering.

In the event that $1,000,000 has not been deposited into the Escrow Account by the close of business December 31, 2001 the investors' funds will be returned in full, with interest and without deduction for Offering expenses.

                         SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been no public market for any of our Shares and there can be no assurance that a significant public market for any of our Shares will be developed or sustained after this offering. Sales of substantial amounts of our Common Stock in the public market after this Offering, or the possibility of those sales occurring could adversely affect the prevailing market price for our Shares and our ability to raise equity capital in the future.

Upon completion of this Offering, there will be 1,150,000 Shares of our Common Stock outstanding, assuming the maximum Offering is sold. The 800,000 Shares of Common Stock being offered by this Prospectus will be freely tradable without restriction under the Securities Act, unless purchased by an affiliate of ours, as that term is defined under the rules and regulations of the Securities Act, which will be subject to the resale limitations of Rule 144 under the Securities Act.

The remaining 350,000 Shares are considered "restricted securities" as defined in Rule 144. These Shares were issued in private transactions and have not been registered under the Securities Act and, therefore, may not be sold unless registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144.

In general, under Rule 144, beginning 90 days after the completion of this Offering, a person, or persons whose Shares are aggregated, who has beneficially owned restricted Shares for at least one year, including the holding period of any prior owner who is not an affiliate of ours, would be entitled to sell within any three-month period, a number of Shares that does not exceed the greater of:

    - one percent, or approximately 85,000 Shares following this Offering, of the number of Shares of our Common Stock then outstanding; or

    - the average weekly trading volume of our Common Stock during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.

Under Rule 144(k), a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the Shares for at least two years, including the holding period of any prior owner who is not an affiliate of ours, would be entitled to sell those Shares under Rule 144(k) without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     STATEMENT  AS  TO  INDEMNIFICATION

Our Articles of Incorporation and Bylaws authorize us to indemnify our Officers, Directors and Agents for all costs and expenses incurred in defense of any suit in which they may be named as defendants arising from any action on behalf of or related to the company. We have also agreed to reciprocal indemnification provisions with the Underwriter in accordance with the terms of the Underwriting Agreement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Managers, the Underwriter, or persons controlling us or the Underwriter pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS

Legal matters in connection with our Shares to be issued in connection with the Offering will be passed upon by the law firm of Workland & Witherspoon PLLC, Spokane, Washington, as our legal counsel.

We are not a party to any legal proceedings, nor have any judgments been taken, nor have any actions or suits been filed or threatened against us or our Executive Officers or Directors in their capacities as such, nor are the Executive Officers or Directors aware of any such claims which could give rise to such litigation.

                                     EXPERTS

Our financial statements as of December 31, 2000 and for the period from inception (October 4, 2000) through December 31, 2000 included in this Prospectus have been so included in reliance on the report of LeMaster & Daniels PLLC, Certified Public Accountants, given on the authority of such firm as experts in auditing and accounting.

Our interim Financial Statements as of June 30, 2001 and for the periods from January 1, 2001 through June 30, 2001, and from inception through June 30, 2001, were prepared by management and have not been audited, reviewed or complied by LeMaster & Daniels. The interim financial statements are the representations of management.

               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the Shares offered by this Prospectus. This Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the Shares offered by this Prospectus, reference is made to the registration statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement, including all amendments, exhibits and schedules thereto, may be inspected without charge at the offices of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549. Copies of this material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street NW, Washington, DC. 20549. The Securities and Exchange Commission also maintains a Web site (http://www.sec.gov) through which the registration statement and other information can be retrieved.

Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Securities Exchange Act of 1934 and intend to furnish our stockholders annual reports containing financial statements audited by our independent accountants and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



December  31,  2000  (Audited)                          F- 1  through  F-10

June  30,  2001  (Management  prepared,  unaudited)     F-11  through  F-22






















(This space left intentionally blank.)

TEMPORARY  FINANCIAL  SERVICES,  INC.
AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

CONSOLIDATED  FINANCIAL  STATEMENTS  AND
INDEPENDENT  AUDITORS'  REPORT

DECEMBER  31,  2000
TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)


CONTENTS



                                                        Page

INDEPENDENT  AUDITORS'  REPORT                            2


CONSOLIDATED  FINANCIAL  STATEMENTS:

     Consolidated  balance  sheet                         3

     Consolidated  statement  of  income                  4

     Consolidated statement of stockholders' equity       5

     Consolidated  statement  of  cash  flows             6

     Notes  to  consolidated  financial  statements     7-9

                          INDEPENDENT AUDITORS' REPORT





Board  of  Directors
Temporary  Financial  Services,  Inc.  and  Subsidiary
Spokane,  Washington


We have audited the accompanying consolidated balance sheet of Temporary Financial Services, Inc. and Subsidiary (a development stage company) as of
December  31,  2000,  and  the   related  consolidated   statements  of  income,
stockholders' equity, and cash flows for the period from October 4, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Temporary Financial Services, Inc. and Subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the period from October 4, 2000 (inception) through December 31, 2000, in conformity with generally accepted accounting principles.

/s/ LeMaster & Daniels, PLLC

                              LeMASTER  &  DANIELS  PLLC
                              Certified  Public  Accountants



Spokane,  Washington
February  15,  2001

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

CONSOLIDATED BALANCE SHEET


                                                       DECEMBER 31,
                                                           2000
                                                       ------------
ASSETS

CURRENT  ASSETS:
  Cash                                                 $   546,334
  Stock subscription and interest receivable               120,800
  Prepaid expenses                                           8,943
                                                       ------------

                                                       $   676,077
                                                       ============

LIABILITIES  AND  STOCKHOLDERSEQUITY

LIABILITIES
  Accounts payable                                     $       100

STOCKHOLDERSEQUITY:

  Common stock -- 100,000,000 shares,
  $.001  par  value,  authorized;
  310,000 shares issued and outstanding                        310
  Preferred stock -- 5,000,000  shares,
  $.001 par value, authorized; none issued                     -
  Additional paid-in capital                               629,690
  Common stock subscribed                                  120,000
  Notes receivable for stock purchase                      (75,000)
  Earnings accumulated in the development stage                977
                                                       ------------
Total stockholders' equity                                 675,977
                                                       ------------

                                                       $   676,077
                                                       ============

















See  accompanying  notes  to  consolidated  financial  statements.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

CONSOLIDATED STATEMENT OF INCOME

                                                            PERIOD FROM
                                                            OCTOBER 4, 2000
                                                            (INCEPTION)
                                                            THROUGH
                                                            DECEMBER 31, 2000
                                                            -----------------

REVENUE:
  Interest income                                           $          1,543

EXPENSES                                                                 566
                                                            -----------------

NET INCOME                                                  $            977
                                                            =================

BASIC EARNINGS PER SHARE                                    $            -
                                                            =================




































See  accompanying  notes  to  consolidated  financial  statements.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
PERIOD FROM OCTOBER 4, 2000 (INCEPTION)
THROUGH DECEMBER 31, 2000

                                                     Notes       Earnings
                                                     Receivable  Accumulated
                  Common     Additional  Common      for         in the
                  Stock      Paid-in     Stock       Stock       Development
                  Issued     Capital     Subscribed  Purchase    Stage        Total
                  ---------  ----------  ----------  ----------  -----------  ---------
BALANCES,
OCTOBER 4, 2000
(INCEPTION)             -    $      -    $      -    $      -    $       -    $     -

ADD (DEDUCT):

100,000 common
  shares issued
  to officers and
  consultant at
  $1 per share for:
  Cash                   25      24,975         -           -            -       25,000
  Notes receivable       75      74,925         -       (75,000)         -          -

Common stock
  issued for cash:
  50,000 shares at
  $1 per share           50      49,950         -           -            -       50,000
  160,000 shares
  at $3 per share       160     479,840         -           -            -      480,000
  40,000 common
  shares subscribed
  at $3 per share       -           -       120,000         -            -      120,000

Net income for
  the period            -           -           -           -            977        977
                  ---------  ----------  ----------  ----------  -----------  ---------
BALANCES,
DECEMBER 31, 2000 $     310  $  629,690  $  120,000  $  (75,000) $       977  $ 675,977
                  =========  ==========  ==========  ==========  ===========  =========













See  accompanying  notes  to  consolidated  financial  statements.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

CONSOLIDATED STATEMENT OF CASH FLOWS

                                                            PERIOD FROM
                                                            OCTOBER 4, 2000
                                                            (INCEPTION)
                                                            THROUGH
                                                            DECEMBER 31, 2000
                                                            -----------------

INCREASE  (DECREASE)  IN  CASH

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income                                                $           977
  Adjustments to reconcile net income to net cash
    used  in  operating  activities:
      Increase in interest receivable                                   (800)
      Increase in prepaid expenses                                    (8,943)
      Increase in accounts payable                                       100
                                                            -----------------
  Total adjustments                                                   (9,643)
                                                            -----------------
Net cash used in operating activities                                 (8,666)

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:

  Issuance of common stock for cash                                  555,000
                                                            -----------------

NET INCREASE IN CASH                                                 546,334

CASH, BEGINNING OF PERIOD                                                -
                                                            -----------------

CASH, END OF PERIOD                                         $        546,334
                                                            =================

NONCASH  FINANCING  ACTIVITIES:

The Company issued 75,000 common shares in exchange for notes receivable of $75,000.

Common stock subscribed (40,000 shares) totalled $120,000 at December 31, 2000.












See  accompanying  notes  to  consolidated  financial  statements.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS


NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

Organization:

The accompanying financial statements are those of Temporary Financial Services, Inc., incorporated in Washington State on October 4, 2000, and its wholly-owned subsidiary, Temps Unlimited, Incorporated, which was incorporated in Washington State on October 31, 2000 (collectively referred to herein as the Company). Both companies have established their fiscal year end to be December 31.

The Company had no significant operations from inception to December 31, 2000. Accordingly, it is considered to be a development stage company. To date the Company's activities have primarily involved raising of private capital, development of plans for the Company's operations, and preparation for a proposed initial public stock offering. The Company expects to evolve from the development stage to the operating stage in 2001. The Company's operations, once commenced, are expected to be primarily in (but not limited to) two segments: financing for the temporary employment services industry and minority or majority ownership of temporary staffing businesses.

Summary  of  Significant  Accounting  Policies:

Principles  of consolidation - The consolidated financial statements include the
accounts  of  the  Company  and   its  wholly-owned  subsidiary.   All  material
intercompany  accounts  and  transactions  are  eliminated  in  consolidation.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash - Cash consists of demand deposits, including interest-bearing accounts, held in two local banks. Uninsured deposits totaled approximately $416,000 at December 31, 2000. At such date the Company had no cash equivalents.

Deferred stock offering costs - Legal fees incurred in connection with the Company's proposed public stock offering have been deferred and are presented as prepaid expenses. Such costs, together with any additional costs to be incurred in connection with the offering, will be deducted from the offering proceeds and will reduce additional paid-in capital. If the offering is unsuccessful, offering costs will be charged to expense.

Stock subscriptions receivable - Such amounts are classified as current assets, as full payment was received on January 2, 2001.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (cont.)

Notes receivable for stock purchase - Notes receivable from officers/directors and a consultant in connection with the sale and issuance of common stock are reported as a reduction to stockholders' equity until payment is received. See note  3.

Income tax - The Company expects to file a consolidated federal income tax return with its subsidiary. Deferred taxes are provided, when material, on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. There were no material temporary differences for the period presented, so deferred taxes have not been recorded in the accompanying financial statements. In addition, immaterial current income tax payable at December 31, 2000, has not been accrued.

Earnings per share - Earnings per common share has been computed on the basis of the weighted-average number of common shares outstanding during the period presented.

NOTE  2  -  RELATED-PARTY  TRANSACTIONS:

An officer/stockholder provided office space and administrative support at no cost to the Company through December 31, 2000. Nominal amounts ascribed to such items were not material to the Company and have not been recorded in the accompanying financial statements.

Interest income of $800 relating to notes receivable from stock purchases by officers/directors and a consultant was accrued through December 31, 2000.

NOTE 3  -  CAPITAL  STOCK:

Shares  Issued  to  Officers/Directors  and  Consultant:

Upon incorporation, the Company entered into stock subscription agreements with three officers/directors and a consultant for a total of 100,000 common shares. Each of the four agreements provided for the sale and issuance of 25,000 shares at $1 per share. The agreements call for initial payment of $6,250 in cash and a $18,750 note receivable from each of the individuals. The notes receivable, totaling $75,000 at December 31, 2000, are unsecured and bear interest at 6.3%. They are due in equal annual principal payments plus interest over a three-year period ending in October 2003. The notes receivable are reflected as a reduction of stockholders' equity, in the accompanying financial statements until collected.

Private  Placements:

Through December 31, 2000, the Company completed two series of unregistered private placements of common stock. A total of 250,000 shares were subscribed and, for all but 40,000 shares, payment had been received in full by December 31, 2000. Subscriptions receivable for the remaining 40,000 shares ($120,000) were collected on January 2, 2001. The gross proceeds, including the subscriptions subsequently collected, for the two private placements totaled $650,000.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

NOTE 3  -  CAPITAL  STOCK: (cont.)

Preferred  Stock:

Shares of the Company's authorized but unissued preferred stock, if issued, are entitled preference over common shares in distribution of assets upon the Company's liquidation or dissolution. Preferred shares have no stated dividend rate.

In 2001 the Company intends to complete an initial public offering of 200,000 to 800,000 shares of its common stock and expects to file a registration statement with the Securities and Exchange Commission in connection with the offering.
































(This space left intentionally blank.)

TEMPORARY  FINANCIAL  SERVICES,  INC.
AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)


CONSOLIDATED  FINANCIAL  STATEMENTS  (UNAUDITED)

JUNE  30,  2001
TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)


CONTENTS



                                                                    Page

MANAGEMENT  STATEMENT                                                 2

CONSOLIDATED  FINANCIAL  STATEMENTS  (Unaudited):

     Consolidated  balance  sheet                                     3

     Consolidated  statement  of  income                              4

     Consolidated  statement  of  stockholders'  equity               5

     Consolidated  statement  of  cash  flows                         6

     Notes  to  consolidated  financial  statements                   7-9













(This space left intentionally blank.)

                              MANAGEMENT STATEMENT






The accompanying (unaudited) consolidated balance sheet of Temporary Financial Services, Inc. and Subsidiary (a development stage company) as of June 30, 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for the period from January 1, 2001 through December 31, 2001, and the period from October 4, 2000 through June 30, 2001, were prepared by Management of the Company.

In the opinion of Management of the Company, all adjustments necessary to a fair statement of results for the interim periods presented have been made.

Management has elected to include Footnotes with these unaudited interim financial statements. Audited financial statements as of December 31, 2000 and for the periods then ended are included in the Prospectus and these interim financial statements should be read in conjunction with a review of the audited financial statements.




Management
Temporary  Financial  Services,  Inc.
July  20,  2001

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)


CONSOLIDATED  BALANCE  SHEET  (UNAUDITED)     JUNE  30,  2001





ASSETS

CURRENT  ASSETS

     Cash                                               $  452,699
     Federal  income  taxes                                    297
     Deferred  offering  costs                              25,109
     Loans  receivable                                     228,067
     Other  current  assets                                  4,776
                                                        ------------
          Total  current  assets                           710,948

OTHER  ASSETS

     Office furniture net of accumulated depreciation       13,802
     Investment  in  temporary  labor  offices               9,130
                                                        ------------
          Total  other  assets                              22,932
                                                        ------------

                                                        $  733,880
                                                        ============

LIABILITIES  AND  STOCKHOLDERS'  EQUITY

CURRENT  LIABILITIES

     Accounts  payable                                  $    6,869
     Due  to  officer  stockholder                             600
                                                        ------------

          Total  current  liabilities                        7,469

STOCKHOLDERS'  EQUITY

     Common Stock - 100,000,000 shares, $0.001 par
       value,  authorized 350,000 shares issued and
       outstanding                                             350
     Preferred stock - 5,000,000 shares, $0.001 par
       value,  authorized none  issued                         -
     Additional  paid  in  capital                         749,650
     Earnings accumulated in the development stage         (23,589)
                                                        ------------

          Total  stockholders'  equity                     726,411
                                                        ------------

                                                        $  733,880
                                                        ============

See  accompanying  notes  to  consolidated  financial  statements.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

                                                              INCEPTION
                                                              (OCTOBER 4, 2000)
                                         SIX MONTHS ENDED     THROUGH
CONSOLIDATED STATEMENT OF INCOME         JUNE 30, 2001        JUNE 30, 2001
(UNAUDITED)                              ----------------     -----------------

REVENUE:

     Loan  fees                           $        8,854      $         8,854
     Interest and dividend  income                13,325               14,868
                                         ----------------     -----------------

                                                  22,179               23,722

EXPENSES                                          32,025               33,191
                                         ----------------     -----------------

NET INCOME (LOSS) BEFORE EARNINGS
     ON  INVESTMENTS                              (9,846)              (9,469)

INCOME  (LOSS)  ON  INVESTMENTS                  (14,120)             (14,120)
                                         ----------------     -----------------

INCOME  (LOSS)  BEFORE  INCOME  TAX              (23,966)             (23,589)

     Income  tax  provision  (refund)               (100)                (100)
                                         ----------------     -----------------

NET  INCOME  (LOSS)                      $       (23,866)     $       (23,489)
                                         ================     =================

BASIC  EARNINGS  (LOSS)  PER  SHARE      $          0.07      $          0.07
                                         ================     =================
























See  accompanying  notes  to  consolidated  financial  statements.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

CONSOLIDATED  STATEMENT  OF
STOCKHOLDERS'  EQUITY     INCEPTION  (OCTOBER  4,  2000)  THROUGH  JUNE 30, 2001
(UNAUDITED)

                                                       Notes       Earnings
                                                       Receivable  Accumulated
                   Common      Additional  Common      for         in the
                   Stock       Paid-in     Stock       Stock       Development
                   Issued      Capital     Subscribed  Purchase    Stage         Total
                   ----------  ----------  ----------  ----------  ----------  ----------
BALANCES ON
  OCTOBER 4, 2000
  (INCEPTION)             -    $     -     $     -     $     -     $     -     $      -

ADD  (DEDUCT):

100,000 common
  shares  issued
  to officers and
  consultant at
  $1 per share for:
     Cash                 25      24,975         -           -           -         25,000
     Notes receivable     75      74,925         -       (75,000)        -            -

Common  stock
  issued for cash:
  50,000 shares at
  $1 per share            50      49,950         -           -           -         50,000
  160,000 shares at
  $3  per share          160     479,840         -           -           -        480,000
  40,000 common
  shares subscribed
  at $3 per share        -           -       120,000         -           -        120,000

Net income fo
r  the  period           -           -           -           -           277          277
                   ----------  ----------  ----------  ----------  ----------  ----------
BALANCES,
DECEMBER 31, 2000        310   $ 629,690   $ 120,000   $ (75,000)  $     277   $  675,277

Payment on notes
  receivable for
  stock  purchase        -           -           -       75,000         -         75,000

Payment received
  for  common
  stock  subscribed       40      119,960   (120,000)       -           -            -

Net income (loss)
  for the period         -            -          -          -       (23,866)    (23,866)
                   ----------  ----------  ----------  ----------  ----------  ----------
BALANCES,
JUNE  30,  2001          350   $  749,650  $     -     $    -      $(23,589)   $ 726,411
                   ==========  ==========  ==========  ==========  ==========  ==========

See  accompanying  notes  to  consolidated  financial  statements.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)






                                                              INCEPTION
                                                              (OCTOBER 4, 2000)
                                         SIX MONTHS ENDED     THROUGH
CONSOLIDATED STATEMENT OF CASH FLOWS         JUNE 30, 2001        JUNE 30, 2001
(UNAUDITED)                              ----------------     -----------------

Increase  (Decrease)  in  Cash

CASH FLOWS FROM OPERATING ACTIVITIES
     Net  Income                         $       (23,866)     $        (23,589)
     Adjustments to reconcile net income
       to net cash used in operating
       activities:
          Depreciation                               166                  166
          Loss  on  investments                   14,120               14,120
          Increase in deferred offering
            costs                                (16,166)             (25,109)
          Increase in accounts payable             6,769                6,869
          Increase in due to shareholder             -                    600
          Decrease in income taxes payable          (397)                (297)
          Increase in other assets                (4,776)              (4,776)
                                         ----------------     -----------------
          Total  Adjustments                        (284)              (8,427)
                                         ----------------     -----------------
Net cash used in operating activities            (24,150)             (32,016)

CASH  FLOWS  FROM  INVESTING  ACTIVITIES

     Increase  in  loans  receivable            (228,067)            (228,067)
     Investment in temporary labor offices       (23,250)             (23,250)
     Purchase  of  office  furniture             (13,968)             (13,968)
     Collection  of  notes  receivable            75,000                  -
     Collection of stock subscriptions           120,800                  -
                                         ----------------     -----------------
Net cash  used in investing activities          (69,485)             (265,285)
                                         ----------------     -----------------

CASH FLOWS FROM FINANCING ACTIVITIES

      Sale  of  stock  for  cash                    -                750,000
                                         ----------------     -----------------
Net  cash  from  financing  activities              -                750,000
                                         ----------------     -----------------

NET  INCREASE  (DECREASE)  IN  CASH             (93,635)             452,699

CASH,  BEGINNING  OF  PERIOD                    546,334                  -
                                         ----------------     -----------------
CASH,  END  OF  PERIOD                   $      452,699       $      452,699
                                         ================     =================


See  accompanying  notes  to  consolidated  financial  statements.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

(UNAUDITED)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS




NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

Organization:

The accompanying financial statements are those of Temporary Financial Services, Inc., incorporated in Washington State on October 4, 2000, and its wholly-owned subsidiary, Temps Unlimited, Incorporated, which was incorporated in Washington State on October 31, 2000 (collectively referred to herein as the Company). Both companies have established their fiscal year end to be December 31.

The Company had limited operations from inception to June 30, 2001. Accordingly, it is considered to be a development stage company. To date the Company's activities have primarily involved raising of private capital, development of plans for the Company's operations, and preparation for a proposed initial public stock offering. In the second quarter, 2001, the Company obtained invested in two temporary labor dispatch businesses, and commenced lending operations with three customers. The Company also provides accounting services to two customers. The Company expects to continue its evolution from the development stage to the operating stage in 2001. The Company's operations, once commenced, are expected to be focus on primarily in (but not limited to) two primary market segments: financing for the temporary employment services industry and minority or majority ownership of temporary staffing businesses.

Summary  of  Significant  Accounting  Policies:

Principles  of consolidation - The consolidated financial statements include the
accounts  of  the  Company   and  its  wholly-owned   subsidiary.  All  material
intercompany  accounts  and  transactions  are  eliminated  in  consolidation.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash - Cash consists of demand deposits, including interest-bearing accounts, held in various local banks. Uninsured deposits totaled approximately $452,000 at June 30, 2001. At such date the Company had no cash equivalents.

Deferred stock offering costs - Legal and professional fees incurred in connection with the Company's proposed public stock offering have been deferred and are presented as prepaid expenses. Such costs, together with any additional costs to be incurred in connection with the offering, will be deducted from the offering proceeds and will reduce additional paid-in capital. If the offering is unsuccessful, offering costs will be charged to expense.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

(UNAUDITED)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Summary  of  Significant  Accounting  Policies  (continued):

Property  and  equipment  -  Property   and  equipment   are   stated  at  cost.
Depreciation is computed using the straight-line method over the useful lives of the respective assets.

Stock subscriptions receivable - Such amounts are classified as current assets, as full payment was received on January 2, 2001.

Notes receivable for stock purchase - Notes receivable from officers/directors and a consultant in connection with the sale and issuance of common stock are reported as a reduction to stockholders' equity until payment is received. See note  3.

Income tax - The Company expects to file a consolidated federal income tax return with its subsidiary. Deferred taxes are provided, when material, on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. There were no material temporary differences for the period presented, so deferred taxes have not been recorded in the accompanying financial statements.

Allowance for bad debts - No allowance for bad debts has been established for the notes receivable outstanding on June 30, 2001.

Earnings per share - Earnings per common share has been computed on the basis of the weighted-average number of common shares outstanding during the period presented.

Income recognition - Income is recognized when earned. The Company reports investments in operating temporary labor businesses on the equity method and gains and losses incurred by the operating temporary labor businesses will flow through to the consolidated statement of income in the period in which the gains and losses are incurred.

     NOTE  2  -  RELATED-PARTY  TRANSACTIONS:

An officer/stockholder provided office space and administrative support through an informal arrangement at $200 per month to the Company through May 31, 2001. On June 1, 2001, the Company leased space in a professional office building at 200 North Mullan, Suite 213, Spokane, Washington. The Company now provides office space and administrative support to an officer/stockholder and is reimbursed by the officer/stockholder under an informal arrangement at the rate of $500 per month.

At inception, three officer/directors and one officer of the Company purchased 100,000 shares of common stock from the Company at a price of $1 per share. The purchase price was paid $25,000 in cash and $75,000 in promissory notes.
Interest income of $800 relating to notes receivable from stock purchases by officers/directors and a consultant was accrued through December 31, 2000. The outstanding balances of the notes and accrued interest were paid on June 26, 2001.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

(UNAUDITED)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

NOTE  3  -  CAPITAL  STOCK:

Shares  Issued  to  Officers/Directors  and  Consultant:

Upon incorporation, the Company entered into stock subscription agreements with three officers/directors and an consultantofficer for a total of 100,000 common shares. Each of the four agreements provided for the sale and issuance of 25,000 shares at $1 per share. The agreements call for initial payment of $6,250 in cash and a $18,750 note receivable from each of the individuals. The notes receivable, totaling $75,000 at December 31, 2000, are unsecured and bear interest at 6.3%. They are due in equal annual principal payments plus interest over a three-year period ending in October 2003. The notes receivable are reflected as a reduction of stockholders' equity, in the accompanying financial statements until collected. The notes and accrued interest were paid on June 26, 2001.

Private  Placements:

Through December 31, 2000June 30, 2001, the Company completed two series of unregistered private placements of common stock. A total of 250,000 shares were subscribed and, for all but 40,000 shares, payment had been received in full for the subscriptions were received by January 2, 2001. by December 31, 2000. Subscriptions receivable for the remaining 40,000 shares ($120,000) were collected on January 2, 2001. The gross proceeds, including the subscriptions subsequently collected, for the two private placements totaled $650,000.

Preferred  Stock:

Shares of the Company's authorized but unissued preferred stock, if issued, are entitled preference over common shares in distribution of assets upon the Company's liquidation or dissolution. Preferred shares have no stated dividend rate.

NOTE  4  -  PROPOSED  INITIAL  PUBLIC  OFFERING:

In 2001 the Company intends to complete an initial public offering of 200,000 to 800,000 shares of its common stock. A registration Statement has been filed with the and expects to file a registration statement with the Securities and Exchange Commission in connection with the offering.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

(UNAUDITED)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

NOTE  5  -  INVESTMENTS  IN  TEMPORARY  LABOR  OFFICES

In the second quarter of 2001, the Company invested in two start-up temporary labor dispatch offices. These offices will provide unskilled and semi-skilled temporary workers to customer businesses as requested. Temps Unlimited, Inc., the Company's wholly owned investment subsidiary owns an 18% stake in Temps Unlimited of Minnesota, LLC, doing business as Staffing on Demand, and an 18% stake in Temps Unlimited of Nebraska, LLC, doing business as ValuStaff. Summaries of their operations from inception through June 30, 2001 are set forth below:

                                                   Staffing on
                                                   Demand           ValuStaff
                                                   -------------   -----------
Original  investment                               $     12,500    $   11,250
Inception  date

Sales  -  inception  through  June  30,  2001      $      6,251    $   58,203
Expenses                                           $     40,945    $  101,953
                                                   -------------   -----------
Net  loss                                          $     34,694    $   43,750
                                                   =============   ===========

Temps  Unlimited  Ownership                                  18%           18%
Temps  Unlimited  loss  allocation                 $      6,245    $    7,875
Net  carrying  value  of  investment               $      6,255    $    3,375

Total  assets                                      $     42,903    $   58,279
Total  liabilities                                 $     10,933    $   39,528
Total  equity                                      $     31,970    $   18,751

These investments are accounted for under the equity method of accounting. The net carrying value of each investment is reported on the consolidated balance sheet under the heading "Investment in temporary labor offices." Unrealized gains and losses are recognized in the periods in which the underlying investment asset incurs the gain or loss.

REPRESENTATION OF COVER AND CONTENTS

No dealer, salesperson, or other person has been authorized to give any information or to make any representations not contained in this Prospectus, and if given or made, the information or representations may not be relied on. You should rely only on the information contained in this Prospectus. The information in this Prospectus may be accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of the sale of any of our Shares. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy to any person in any jurisdiction in which the offer or solicitation would be unlawful.


                                TABLE OF CONTENTS

Prospectus  Summary                                                     2
Risk  Factors                                                           5
Disclosure  Regarding  Forward  Looking  Statements                     9
Business                                                               10
Managements  Discussion  and  Analysis  or  Plan  of  Operation        17
Use  of  Proceeds                                                      19
Description  of  Securities                                            20
Dilution                                                               21
Market  Price  of  Common  Equity                                      21
Management                                                             22
Security  Ownership of Certain Beneficial Owners and Management        26
Certain  Transactions                                                  27
Plan  of  Distribution                                                 29
Shares  Eligible  for  Future  Sale                                    31
Statement  as  to  Indemnification                                     32
Legal  Matters                                                         32
Experts                                                                33
Where  You  Can  Find  Additional  Information                         33
Index  to  Consolidated  Financial  Statements                        F-0








                                 800,000 SHARES



                               TEMPORARY FINANCIAL
                                 SERVICES, INC.


                                  COMMON STOCK


                                   PROSPECTUS


                             PUBLIC SECURITIES, INC.


                              September ____, 2001



                                   PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item  24.     Indemnification  of  Officers  and  Directors

          We are authorized by our Articles of Incorporation and Bylaws by to indemnify, agree to indemnify or obligate our company to advance or reimburse expenses incurred by our Directors, Officers, employees or agents in any Proceeding (as defined in the Washington Business Corporation Act) to the full extent of the laws of the State of Washington as may now or hereafter exist.

          Section 23B.08.510 of the Business Corporation Act sets out the corporation's basic authority to indemnify. The section is structured to first define generally what the corporation may indemnify and then specify exceptions for which the corporation is not permitted to indemnify.

          A corporation may indemnify an individual who has been made a party to a proceeding because the individual is or was a director, against liability incurred in the proceeding if:

     (a)  The  individual  acted  in  good  faith;  and

     (b)  The  individual  reasonably  believed:

          (i) In the case of conduct in the individual's official capacity with with the corporation, that the individual's conduct was in its best interests; and

         (ii) In all other cases, that the individual's conduct was at least not opposed to its best interests; and

     (c) In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

          Section 23B.08.510 defines the "outer limits" for which indemnification (other than as authorized by shareholder action) is permitted. If a director's conduct falls outside these limits, the director, however, is still potentially eligible for court-ordered indemnification under other provisions. Conduct falling within these broad guidelines is permissive; it does not entitle directors to indemnification. There is a much more limited area of mandatory indemnification. We have, however, however, through bylaw provisions, obligated themselves to indemnify directors to the maximum extent permitted by law.

          The general standards for indemnification are closely related to the basic statutory provision defining the general standards of director conduct. The indemnity standards, however, are lower. Section 23B.08.300 (general standards of conduct) includes a requirement that directors exercise the "care an ordinarily prudent person in a like position would exercise." This standard is not contained in the standard for indemnification, which only requires that directors act" in good faith" and that they "reasonably believe" that their actions are either in the corporation's best interests or at least not opposed to those best interests. It is possible that a director who falls below the standard of conduct prescribed by the Business Corporation Act may meet the standard for indemnification under Section 23B.08.510. Further, with respect to the reverse, the courts have stated that it is clear that a director who has met thestandards of conduct would be eligible in virtually every case to be indemnified under Section 23B.08.510.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item  25.     Other  Expenses  of  Issuance  and  Distribution

          The estimated expenses payable in connection with the registration of the Shares is as follows:

          SEC  Registration                                      $   1,000
          Accounting  Fees  and  Expenses                           12,000
          Transfer  Agent  Fees                                      3,500
          Legal  Fees  and  Expenses                                25,000
          Blue  Sky  Fees  and  Expenses                             5,000
          Misc.                                                      2,500
                                                                 ---------
          Total                                                  $  49,000

Item  26.     Recent  Sales  of  Unregistered  Securities

In October 2000, we offered and sold a total of 50,000 Shares at a of $1.00 per Share to six individuals, four of whom were officers and directors and two of whom were consultants. Each of these purchasers was an accredited investor. The Shares were issued pursuant to a Section 4(2) exemption from registration under the Act.

Between November 2000 and January 2001 we offered and sold 200,000 shares at a price of $3.00 per Share to 14 purchasers. Four of the purchasers were Officers or Directors (and their IRA accounts). Each purchaser was an accredited investor and each investor was deemed to be sophisticated based on their prior investment experience and their knowledge of the temporary labor industry. The Shares were issued pursuant to a Section 4(2) exemption from registration under the Act and to Rule 506 of Regulation D.

Each of the certificates issued in connection with the above offerings contained restrictive language on its face and each certificate had a restrictive legend in substantially the following form:

The Securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established by opinion of counsel satisfactory to the Company to the effect that in the opinion of such counsel such registration in not required

None of the Shares were offered by means of advertising or general solicitation. No commissions were paid directly or indirectly to any person in connection with the offer or sale of any of the Shares.

Item  27.     Exhibits*

(1)     (i)     Form of Underwriting Agreement                       attached
       (ii)     Form of Underwriter's Common Stock Purchase Warrant  attached
      (iii)     Form  of  Selected  Dealer  Agreement                attached
(3)     (i)     Articles  of  Incorporation                          **
       (ii)     Bylaws                                               **
(5)             Opinion  of  Counsel                                 attached
(10)            Fund  Impound  agreement                             attached
(21)            Subsidiaries  of  the  registrant                    **
(23)    (i)     Consent  of  accountants                             attached
       (ii)     Consent  of  counsel                                 ***

*     Omitted  exhibits  not  applicable
**     As  previously  filed
***     See  Exhibit  (5)

Item  28.  Undertakings

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above in Item 24, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We will provide to the Underwriter, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, as amended, we have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on the 27th day of April, 2001.

TEMPORARY  FINANCIAL  SERVICES,  INC.

By:  /s/  JOHN  COGHLAN
     ------------------------------------------
     President,  Chief  Executive  Officer  and
     Chief  Financial  Officer

     We, the undersigned directors and officers of Temporary Financial Services, Inc., do hereby constitute and appoint John Coghlan and Brad Herr, or either of them , our true and lawful attorney-in-fact and agent, with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and with full power to do any and all acts and things in our names and in any and all capacities, which such attorney-in-fact and agent may deem necessary or advisable to enable Temporary Financial Services, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorney-in-fact and agent shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                    CAPACITY

     /s/  JOHN  COGHLAN                President, Chief Executive Officer and
     ------------------------          Chief  Financial  Officer

     /s/  BRAD  HERR                   Secretary
     ------------------------

     /s/  KRISTIE  JESMORE             Treasurer
     ------------------------